DATE:       February 24, 1998
                           ---------------------------------








                          (1) SMITHKLINE BEECHAM p.l.c.



                                       and



                          (2) ICN PHARMACEUTICALS, INC.





                       AGREEMENT FOR THE SALE AND PURCHASE
                    OF A PORTFOLIO OF PHARMACEUTICAL, OTC AND
                          CONSUMER HEALTHCARE PRODUCTS



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 2

                                TABLE OF CONTENTS


CLAUSE    SUBJECT                                                           PAGE

1.        DEFINITIONS......................................................  1

2.        INTERPRETATION...................................................  6

3.        SALE AND PURCHASE................................................  6

4.        RESERVED RIGHTS..................................................  8

5.        CONSIDERATION....................................................  8

6.        COMPLETION....................................................... 19

7.        TRADE MARKS...................................................... 23

8.        STOCK............................................................ 24

9.        BUSINESS CONTRACTS............................................... 25

10.       PRODUCT REGISTRATIONS............................................ 25

11.       MACHINERY........................................................ 28

12.       REPRESENTATIONS AND WARRANTIES OF SB............................. 29

13.       REPRESENTATIONS AND WARRANTIES OF ICN............................ 34

14.       COVENANTS BY SB.................................................. 37

15.       COVENANTS BY ICN................................................. 39

16.       COVENANTS BY ICN AND SB.......................................... 40

17.       CONFIDENTIALITY.................................................. 42

18.       COSTS............................................................ 42

19.       LIMITATIONS OF LIABILITY......................................... 42

20.       THIRD PARTY CLAIMS............................................... 45

21.       COUNTERPARTS..................................................... 46

22.       FURTHER ASSISTANCE............................................... 46

23.       GENERAL.......................................................... 46

24.       ASSIGNMENT....................................................... 47

25.       NOTICES.......................................................... 47

26.       GOVERNING LAW AND JURISDICTION................................... 48


                               INDEX OF SCHEDULES

SCHEDULE ONE - PRODUCTS AND TERRITORIES.....................................

SCHEDULE TWO - PRODUCT LICENCES.............................................

SCHEDULE THREE - TRADE MARKS................................................

SCHEDULE FOUR - BUSINESS CONTRACTS..........................................

SCHEDULE FIVE - MASTER TRANSITION DISTRIBUTION AGREEMENT....................

SCHEDULE SIX - MASTER TRANSITION MANUFACTURING AGREEMENT....................

SCHEDULE SEVEN - MASTER TRADEMARK ASSIGNMENT................................

SCHEDULE EIGHT - STANDARD FORM ASSIGNMENT DOCUMENTS.........................

SCHEDULE NINE - CUSTOMER LETTERS............................................

SCHEDULE TEN - LETTER OF CROSS REFERRAL.....................................

SCHEDULE ELEVEN - CONTACT LISTS.............................................

SCHEDULE TWELVE - REGISTRATION RIGHTS AGREEMENT.............................

SCHEDULE THIRTEEN - CERTIFICATE OF DESIGNATION..............................

SCHEDULE FOURTEEN - SALES AND GROSS MARGIN STATEMENT........................

SCHEDULE FIFTEEN - APPORTIONMENT OF CONSIDERATION...........................


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                                        1

THIS AGREEMENT is made on                  1998

BETWEEN:

(1) SMITHKLINE BEECHAM p.l.c., a company incorporated in England and Wales whose registered office is at One New Horizons Court, Brentford, Middlesex TW8 9EP ("SB"); and

(2) ICN PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Delaware in The United States of America whose registered office is at 3300 Hyland Avenue, Costa Mesa, California 92626, U.S.A. ("ICN").

WHEREAS:

(A) SB or an Affiliate of SB holds each of the Exploited Product Licences for the Products in the Territories.

(B) SB or an Affiliate of SB owns each of the Exploited Trade Marks to be assigned to ICN.

(C) ICN wishes to purchase from SB the right to manufacture, sell, distribute and market the Products in the Territories (and in addition to purchase the Warranted CEE Trade Marks, the Warranted CEE Product Licences, the Additional Trade Marks and the Additional Product Licences) and SB has agreed to procure the transfer, licence and assignment to ICN of such rights relating to the Products upon the following terms and conditions.

(D) SB and ICN intend that the sale and purchase contemplated hereby shall have economic effect as of the Effective Date, such that the profits, losses and other normal business risks of the Business after the Effective Date shall, subject to the representations, warranties and indemnities contained herein, be the responsibility of ICN, and that the Assets and Business be held in trust by SB for the account of ICN from the Effective Date until Completion.

IT IS AGREED as follows:

1.       DEFINITIONS

         In this Agreement, the following words and expressions shall have the following meanings, unless the context otherwise requires:

         "Additional Product Licences" means the Product Licences presently held by SB, its Affiliates or distributors in respect of the Products in the Global Disposal Area which are not Warranted CEE Product Licences and with respect to which neither SB nor any Affiliate has marketed or sold the subject Product in the relevant geographical area since 1 January 1997. The Additional Product Licences are listed in Part A of Schedule Two (without a "#" symbol).

         "Additional Trade Marks" means the registered trade marks and applications for trade marks, details of which are set out in Part C of Schedule Three, together with any unregistered trade marks used exclusively in relation to any Product within the Global Disposal Area but which are not Exploited Trade Marks.

         "Affiliate" means, in relation to each party to this Agreement, any organisation directly or indirectly controlled by that party, any organisation which directly or indirectly controls that party or any organisation directly or indirectly controlled by the same person as that party. For the purpose of this definition, "control" shall mean in relation to any entity the ability of another entity to ensure, whether through ownership of shares or otherwise that the affairs of the first entity are conducted in accordance with the wishes of that other entity.

         "Assets" means the assets agreed to be sold and purchased under this Agreement pursuant to Clause 3 below.

         "Authority" means the Ministry of Health or equivalent regulatory body in any country within the Global Disposal Area.

         "Business" means the business of manufacturing, selling, distributing and marketing each Product in its respective Territory.

         "Business Contracts" means all supply, distribution, manufacturing, intellectual property licences and other contracts between third parties and SB or an Affiliate of SB (the "SB Contracting Party" in respect of the relevant Business Contract) relating to the Business including, but not limited to, the contracts listed in Schedule Four, and "Business Contract" means any one of them.

         "Business Day" means a day (other than a Saturday or Sunday) on which clearing banks are open for business in London.

         "Certificate of Designation" means a certificate of designation of rights and preferences of Series D Convertible Preferred Stock of ICN substantially in the form set out in Schedule Thirteen.

         "Common Stock" means the shares of common stock, par value US$0.01 of ICN.

         "Completion" means the completion of the sale and purchase of the Assets in accordance with this Agreement.

         "Completion Date" means 24 February 1998 or such later date as the parties may agree.

         "Contact List" means, for each of ICN and SB, the list contained in Schedule Eleven comprising named contacts within ICN and SB respectively who shall be primarily responsible for implementing the sale of Products contemplated by this Agreement, as such list may be amended from time to time.

         "Customer Lists" means the documents or lists containing (i) the names and addresses of SB's current customers for the Products in the Territories and (ii) such details of the sales to customers of the Products in the Territories for the calendar years 1996 and 1997 as are in the possession of SB.

         "Disclosure Schedule" means the disclosure schedule delivered on or prior to the Completion Date to ICN by SB in connection with this Agreement. The sections of the Disclosure Schedule correspond to the Clauses of this Agreement, but information disclosed in any section of the Disclosure Schedule shall be deemed to be disclosed as to all relevant Clauses hereof.

         "Effective Date" means 23 February 1998.

         "Existing Product Licence Information" means the information dossiers, data, results of clinical and other trials and investigations and the like submitted as part of any application for any approval, consent or licence prepared or used in respect of the Exploited Product Licences.

         "Exploited Product Licences " means the Product Licences concerning the marketing, distribution and sale of each Product in its respective Territory. The Exploited Product Licences are listed in Part A of Schedule Two, marked with a "#" symbol.

         "Exploited   Trade  Marks"  means  the  registered   trade  marks  and
         applications for trade marks, details of which are set out in Part A of Schedule Three, together with any unregistered trade marks used
         exclusively   in  relation  to  each  Product   within  its  respective
         Territory.

         "Global Disposal Area" means the countries listed in Part B of Schedule One.

         "Goodwill" means the goodwill of the Business excluding Trade Mark Goodwill.

         "ICN Claim" means any claim or cause of action (including but not limited to any claim in contract, in tort and/or under statute) made by ICN under or in relation to this Agreement, the sale of the Assets, any aspect of the Assets or the Business or the negotiation and communications in relation thereto.

         "Know How" means all the information (including packaging and production information, formulations (including without prejudice to the generality of the foregoing Product Formulae), processes, specifications, techniques and methods of quality control) owned by SB, which is used by SB in connection with the Business.

         "Master Transition Distribution Agreement" means a master agreement for the transitional distribution of the Products in the Territories in substantially the same form as the draft set out in Schedule Five. The parties or their Affiliates may in addition enter into further distribution agreements ("Distribution Agreements") in relation to specific geographical areas within the Territories, where required.

         "Master Transition Manufacturing Agreement" means a master agreement for the transitional manufacture by SB or its Affiliates of the Products, in substantially the same form as the draft set out in Schedule Six.

         "Master Trademark Assignment" means a master trademark assignment in substantially the same form as the draft set out in Schedule Seven.

         "Material  Adverse ICN Effect" means a material  adverse  effect on the
         financial   standing  of  ICN  or  on  ICN's  ability  to  perform  its obligations under this Agreement.

         "Material Adverse SB Effect" means a material adverse effect on the Business and Assets taken as a whole.

         "Packaging Rights" means, subject to the exclusions in Clause 4 (Reserved Rights), all intellectual property rights that exist or are capable of existing in the get up or packaging in which the Products are currently sold including the artwork and text used exclusively on the Products in the form sold at the Completion Date.

         "Patents" means Australian patents nos. AU 591631 and AU 623694, New Zealand patent no. 212097 and South African patent no. 8513671 relating to the active ingredient in "Maxolon".

         "Person" means a natural person, partnership,  company,  unincorporated
         association,   government   or   political   subdivision,   agency   or
         instrumentality of a government.

         "Preferred Stock" means shares of Series D Convertible Preferred Stock U.S. $0.01 par value of ICN.

         "Products" means the portfolio of pharmaceutical, OTC and consumer healthcare products, further details of which are contained in Schedule One, and "Product" means any one of them.

         "Product Formulae" means the formulation of each of the Products to the extent such formulations are owned by SB or its Affiliates.

         "Product Liability Claim" means a claim by one party to this Agreement against the other in respect of loss (including legal fees) caused to the first party due to a claim against that party for product liability in respect of one or more Products.

         "Product Licence" means an approval, consent or authorisation issued by an Authority authorising the marketing and/or distribution of a pharmaceutical, OTC or consumer healthcare product in a specified area.

         "Records" means all records owned by SB or its Affiliates (whether maintained on paper or electronic media) concerning current formulations, raw material procurement, manufacture, distribution, packing, promotion or sale of the Products in the Territories and/ or concerning the registration or approval of the Products in the Territories.

         "Registration Rights Agreement" means an agreement between SB and ICN substantially in the form set out in Schedule Twelve.

         "Sales and Gross Margin Statement" means the statement of sales of the Products in the Territories in 1996 and 1997 (including, in the latter case, such figures restated to reflect currency exchange rates as at 9 January 1998 as detailed therein) and gross margins for such years, forming Schedule Fourteen to this Agreement.

         "SB Product Licences" means the Exploited Product Licences, the Warranted CEE Product Licences and the Additional Product Licences.

         "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Stock" means all finished  goods  (within the meaning  specified in UK
         GAAP) in respect of Products owned by SB or its Affiliates for sale within the Territories at the Completion Date.

         "Territory" means, in respect of any Product, the group of countries listed against the Product concerned in Part A of Schedule One.

         "Trade Marks" means the Exploited Trade Marks, the Warranted CEE Trade Marks and the Additional Trade Marks.

         "Trade Mark Goodwill" means the goodwill of SB or its Affiliates attaching to and symbolised solely by the Trade Marks.

         "UK GAAP" means UK generally accepted accounting principles.

         "Warranted CEE Product Licences" means the Product Licences listed in Part B of Schedule Two.

         "Warranted CEE Trade Marks" means the registered trade marks and applications for trade marks, details of which are set out in Part B of Schedule Three.

2.       INTERPRETATION

         2.1      A reference to a statutory provision includes a reference to:

                  2.1.1 the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement; and

                  2.1.2       any   subordinate   legislation   made  under  the
                              statutory   provision  before  the  date  of  this
                              Agreement.

         2.2 A reference to an agreement or other document is a reference to that agreement or document as from time to time duly supplemented or amended in accordance with its terms.

         2.3 The headings in this Agreement shall not affect the interpre-tation of this Agreement.

         2.4 References to this Agreement shall include the Recitals and Schedules hereto.

3.       SALE AND PURCHASE

         3.1 In accordance with and subject to the provisions of this Agreement, SB agrees to sell with full title guarantee subject to matters disclosed in or pursuant to this Agreement including without limitation the Disclosure Schedule and, where necessary, to procure the sale on the same basis by the relevant Affiliate of SB, and ICN agrees to purchase with effect from the Completion Date (subject to sub-Clauses 9.3 to 9.5), the following (the "Assets"):

                  3.1.1       the Goodwill

                  3.1.2 the Know How (other than information at present in the public domain)

                  3.1.3 the Exploited Trade Marks, the Warranted CEE Trademarks and the Trade Mark Goodwill associated therewith.

                  3.1.4 the Exploited Product Licences and the Warranted CEE Product Licences (to the extent such Product Licences are capable of being transferred to ICN by SB or its relevant Affiliates)

                  3.1.5       the Customer Lists

                  3.1.6 the Packaging Rights (to the extent that such rights do not include copyright or rights in any trade mark other than the Trade Marks or in any packaging used for Products other than the Products, and save that no guarantee as to title is given in respect of copyright associated with packaging materials)

                  3.1.7 the Records (including, without limitation, Existing Product Licence Information)

                  3.1.8 the benefit (subject to the burden) of the Business Contracts

                  3.1.9       the Stock

                  3.1.10      the Patents

         3.2 In accordance with and subject to the provisions of this Agreement, SB in addition agrees to sell to the extent it has the right to sell and without any guarantee as to or warranty in respect of title, and where necessary to procure the sale on the same basis by the relevant Affiliate of SB and ICN agrees to purchase with effect from the Completion Date the following:

                  3.2.1       the Additional Trade Marks

                  3.2.2 the Additional Product Licences (to the extent such Product Licences are capable of being transferred to ICN by SB or its relevant Affiliates).

         3.3 Subject to Clause 17, it is agreed by the parties that any books, records, information or other data relating in any manner to this sale and purchase and which are retained by either party and which are material for the purpose of any returns for taxation or other necessary purposes shall to the extent relevant be made available for inspection and copying by the other parties at all reasonable times and on reasonable notice by the relevant party.

         3.4 The sale and purchase contemplated by sub-Clauses 3.1 and 3.2 shall not include the assumption by ICN of any liabilities in respect of the Assets arising prior to the Effective Date.

4.       RESERVED RIGHTS

         4.1 ICN acknowledges that nothing contained in this Agreement shall give ICN or its Affiliates the right to use the trade marks, trade names or logos (other than the Trade Marks) owned by SB or its Affiliates in connection with the Products or otherwise (except to the extent that the name of SB or any Affiliate of SB as the holder of any of the Existing Product Licences is legally required to be marked on the packaging of the Products).

         4.2 Without limiting the generality of sub-Clause 4.1, the following are specifically excluded from the sale hereunder: the names "SmithKline" and "Beecham", the "SB" logo and any material or trademarks (including, without limitation, capsule colours) not used exclusively in relation to the Products, provided that ICN shall have the right to sell existing Stock and Products manufactured by SB pursuant to the provisions of the Master Transition Manufacturing Agreement.

5.       CONSIDERATION

         5.1 PAYMENT OF CONSIDERATION. At Completion ICN shall deliver to SB (or an Affiliate of SB designated by SB) in consideration of the sale, conveyance, assignment, transfer and delivery of the Assets (excluding Stock in respect of which ICN shall pay SB such amount as is calculated under Clause 8): (i) the Cash Portion of the Purchase Price by wire transfer of immediately available funds to the bank account or bank accounts previously specified by SB in a written notice delivered to ICN; and (ii) that number of shares of Preferred Stock as shall be convertible into such number of shares of Common Stock (rounded up to the closest whole share) as shall have a market value computed at the Original Price equal to the Equity Portion of the Purchase Price. For the purposes of this Clause 5, all references to SB shall include any Affiliate of SB holding any of the Shares.

         5.2 INITIAL PRICE GUARANTEE. ICN guarantees to SB that on the Initial Guarantee Date, the Adjusted Current Market Price as of the Initial Guarantee Date shall equal or exceed the Initial Guaranteed Price. In the event that the Adjusted Current Market Price on the Initial Guarantee Date is less than the Initial Guaranteed Price, ICN shall pay SB the Interim Payment. Any Interim Payment due to SB hereunder shall be paid by ICN in such combination of cash and Additional Shares (in the form of Preferred Stock) as ICN shall determine in its sole discretion. For such purposes, each share of Preferred Stock shall be valued at an amount equal to the Current Market Price for the Initial Guarantee Date multiplied by the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock. The Interim Payment shall be made not later than 10 Business Days following the Initial Guarantee Date.

         5.3 FINAL SETTLEMENT. No later than November 1, 1999, the Calcul-ation Agent shall deliver to ICN

                     5.3.1 A written statement setting forth: (i) the Estimated Amount, if any, and (ii) the number of shares of Common Stock as shall have a market value calculated at the Closing Price on October 28, 1999, equal to such Estimated Amount. Unless ICN pays the Estimated Amount to SB in cash in full by November 3, 1999, ICN shall deliver to SB, on or before November 3, 1999, 110% of the number of shares of Common Stock referred to in (ii) above less the number of shares of Common Stock equal in value (based on the October 28, 1999 Closing Price) to any amount delivered in cash to SB by ICN in partial satisfaction of ICN's obligation under this Clause 5.3 to deliver the Estimated Amount to SB.

                     5.3.2 All the shares of Common Stock delivered by ICN to SB pursuant to this Clause 5.3 shall be: (i) covered by a registration statement prepared by ICN and filed with the SEC in compliance with the Securities Act which registration statement shall have been declared effective by the SEC so that such shares may be publicly offered and sold by SB, (ii) in full compliance with all state securities and Blue Sky laws, and (iii) authorized for listing or quotation, as applicable, on the Principal Market. If any of the shares of Common Stock due to be delivered to SB pursuant to Clause 5.3.1 do not comply with the requirements of (i) to (iii) of the preceding sentence, ICN shall pay SB in cash, in lieu of delivering such shares, an amount equal to the aggregate value of all such shares as calculated pursuant to Clause 5.3.1(ii).

                     5.3.3 Not later than November 3, 1999, SB shall convert all the shares of Preferred Stock then held by SB into Common Stock and subject to Clause 5.6(ii) may in its sole discretion during the Settlement Period sell any or all of such shares of Common Stock and any shares of Common Stock received by SB from ICN pursuant to Clause 5.3 in one or more transactions; provided that SB will only sell Additional Shares as SB in its reasonable discretion believes would be required to be sold to realize the full amount due to SB hereunder.

                     5.3.4 For the purposes of this Clause 5.3.4, sales of Common Stock by SB during any Trading Day during the Settlement Period shall be deemed to be sales of Remaining Shares until one-twentieth of the Remaining Shares held by SB at the close of trading on the Principal Market on the last Trading Day before the first day of the Settlement Period have been sold and thereafter to be sales of Additional Shares. Not later than three Trading Days following the last day of the Settlement Period, the Calculation Agent shall deliver to ICN a written statement setting forth:

                              (i)      the number of -

                                       (A)      Remaining Shares held by SB; and

                                       (B)      Additional Shares held by SB

                                       in each case, as of the close of trading on the Principal Market (x) on the last Trading Day preceding the first day of the Settlement Period and (y) on the Final Guarantee Date.

                              (ii) for each sale of Remaining  Shares made by SB
                                   during the Settlement Period -

                                       (A)       the number of Remaining Shares
                                                 sold;

                                       (B)       the net sales proceeds received
                                                 from   such   sale   plus   the
                                                 aggregate  gross dividends paid
                                                 on such  Remaining  Shares from
                                                 the Completion Date through the
                                                 date of such sale;

                                       (C)       the  product  of the  number of
                                                 Remaining  Shares  sold and the
                                                 Final Guaranteed Price; and

                                       (D)       the    Proceeds    Surplus   or
                                                 Proceeds  Shortfall  in respect
                                                 of such  Remaining  Shares,  if
                                                 any;

                              (iii) for each sale of  Additional  Shares made by
                                    SB during the Settlement Period -

                                       (A)       the number of Additional Shares
                                                 sold; and

                                       (B)       the net sales proceeds received
                                                 from   such   sale   plus   the
                                                 aggregate  gross dividends paid
                                                 on such Additional  Shares from
                                                 the Completion Date through the
                                                 date of such sale.

                              (iv) the aggregate amount of cash, if any, paid by ICN to SB pursuant to Clauses 5.2, 5.3 and 5.4.

                              (v) for any Remaining Shares held by SB at the close of trading on the Principal Market on the Final Guarantee Date:

                                       (A)                 (1)    the    Current
                                                           Market  Price for the
                                                           Final  Guarantee Date
                                                           plus    the     gross
                                                           dividends   paid  per
                                                           share     on     such
                                                           Remaining Shares from
                                                           the  Completion  Date
                                                           through   such   date
                                                           minus  (2) the  Final
                                                           Guaranteed Price;
                                       (B)       the  amount  determined  in (A)
                                                 multiplied  by  the  number  of
                                                 such Remaining Shares.

                                       If the amount determined in Clause (B) is positive, such amount will be deemed to be a Proceeds Surplus; if the amount in Clause (B) is negative, the absolute value of such amount shall be deemed to be a Proceeds Shortfall.

                              (vi)     the aggregate of the Proceeds Shortfalls,
                                       if  any,   minus  the  aggregate  of  the
                                       Proceeds Surpluses.

                  5.3.5       Not  later  than the  second  Business  Day  after
                              receipt   from  the   Calculation   Agent  of  the
                              statement provided for in Clause 5.3.4:

                            (i) if the amount described in (vi) of such statement is negative, SB shall pay to ICN the absolute value of such amount in such combination of cash and delivery of shares of Original Common Stock as SB shall determine in its sole discretion. In addition, SB shall return to ICN all Additional Shares then owned by SB and any cash proceeds from the sale of Additional Shares plus the aggregate gross dividends paid from the Completion Date through the Final Guarantee Date on such then owned Additional Shares, and any cash delivered to SB pursuant to Clauses 5.2, 5.3 and 5.4.

                            (ii) if the amount described in (vi) of such statement is positive, the Calculation Agent shall subtract from such amount the amount described in Clause 5.3.4(iv) and the aggregate amounts described in Clause 5.3.4(iii)(B) for all sales of Additional Shares during the Settlement Period. If such amount is still positive, ICN shall pay to SB the difference in cash less the aggregate gross dividends paid from the Completion Date through the Final Guarantee Date on Additional Shares not sold by the end of the Settlement Period. If such amount is negative, SB shall return to ICN the absolute value of such amount in cash. In addition, SB shall return to ICN all Additional Shares then owned by SB plus the aggregate gross dividends paid from the Completion Date through the Final Guarantee Date on such then owned Additional Shares.

                            For purposes of this Clause 5.3.5, any shares of Original Common Stock delivered by SB to ICN shall be valued at the Current Market Price for the Final Guarantee Date.

         5.4 LIMITS ON DELIVERY OF ADDITIONAL SHARES. ICN shall not deliver Additional Shares to SB pursuant to this Agreement to the extent that such delivery would increase the percentage of outstanding shares of Common Stock that would be owned by SB (excluding shares of Common Stock acquired and held by SB independent of this Agreement) at the time of delivery to more than 4.9%, assuming for purposes of such calculation, conversion into Common Stock of all of the Preferred Stock then held by SB. If ICN would, but for the preceding sentence, have the option to deliver Additional Shares to SB, ICN shall, in lieu of such delivery, pay to SB on the date on which delivery of such Additional Shares is otherwise due, a cash amount equal to the difference between the payment then due and the value of the Additional Shares (calculated as provided in Clause 5.2 and Clause 5.3) that ICN is permitted to deliver and delivers to SB on such date. Notwithstanding the prohibition on delivery of Additional Shares contained in the first sentence of this Clause 5.4, if ICN notifies SB in good faith that it is financially unable to pay SB all or part of such cash amount, SB may, in its sole discretion, accept delivery of all or any of such amount in the form of Additional Shares.

         5.5 SALES PRIOR TO SETTLEMENT PERIOD. In the event that SB shall, at any time prior to the close of trading on the Principal Market on the last Trading Day before the Settlement Period, as permitted by Clause 5.6, sell to any third party, excluding any Affiliate of SB, ICN or any Affiliate of ICN any Original Common Stock then:

                  (i) The Calculation Agent shall determine whether the aggregate net sales proceeds received from such sales when added to the aggregate gross dividends paid on such Shares from the Completion Date through the date of such sale exceeds the per share price that is the linear interpolation (straight line) between the Original Price and the Final Guaranteed Price for such date of sale multiplied by the number of Shares sold.

                  (ii) If an excess exists, on the tenth Business Day following such sale SB shall pay to ICN such excess, at the option of SB, either in cash or in the form of the return of shares of Original Common Stock, valued at the net price per share of Common Stock realized by SB in such sale.

         5.6 TRANSFER RESTRICTIONS. Except as provided in this Clause 5.6, prior to November 1, 1999, SB shall not: (i) without ICN's prior written consent, sell, convey, assign or transfer any of the Shares unless the net price to be received by SB would exceed U.S.$75 per share of Common Stock or (ii) effect any sales of Common Stock on any Trading Day pursuant to this Clause 5 unless such Sales would have met the condition set forth in Section (b)(4)(i) of Rule 10b-18 promulgated under the 1934 Act if such Rule would have been applicable to SB; provided, that the covenant of SB in (ii) above shall not apply to sales of Common Stock not in excess of (A) 30,000 shares on any Trading Day, or (B) 50,000 shares on any Trading Day if the price of the Common Stock on the Principal Market on the previous Trading Day was less than 50% of the Original Price.

         5.7      ADJUSTMENTS.

                     5.7.1 In the event that ICN issues additional shares of Common Stock pursuant to a stock dividend, stock distribution or subdivision, the Initial Guaranteed Price and the Final Guaranteed Price shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately reduced, as if the Preferred Stock was converted into Common Stock and in the event the outstanding shares of Common Stock of ICN shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Initial Guaranteed Price and the Final Guaranteed Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. If any of the events described in the preceding sentence occurs, all references in this Clause 5 to number, percentage, value or amount of any Shares or any calculation relating thereto shall be adjusted as appropriate as of the day of such event.

                     5.7.2 All references contained herein to share prices, trading volumes and the like are to such numbers prior to the ex-date for the stock split for holders of record of the Common Stock on February 17, 1998.

                     5.7.3 In the event of the occurrence of any other event which would give rise to an adjustment of the Conversion Ratio of the Series D Convertible Preferred Stock pursuant to the terms of the Certificate of Designation, the Initial Guaranteed Price and the Final Guaranteed Price shall be increased or decreased, as applicable, to take effect of any adjustments made pursuant to the adjustment provisions set forth in Section 2(c) of the Certificate of Designation so that the Guaranteed Value shall remain unchanged as a result of such adjustments. For the avoidance of doubt, the Initial Guaranteed Price and the Final Guaranteed Price shall remain unchanged if any of the adjustments under this Section 5.7.3 were already accounted for under Section 5.7.1.

         5.8 LIMITS ON INCREASE OF SB'S HOLDING PERCENTAGE. ICN shall not directly or indirectly redeem, repurchase or otherwise acquire any shares of Common Stock or any other class of capital stock of ICN or take any other action affecting such shares (other than such action taken at the request of SB or unless SB shall have waived in writing its rights under this Clause 5.8), if such action would increase the percentage of outstanding shares of Common Stock owned by SB (excluding shares of Common Stock acquired and held by SB independent of this Agreement), assuming conversion of the Preferred Stock held by SB, to greater than 4.9%.

                  For the purposes of this Clause 5.8, in the event SB shall have transferred any shares of Common Stock to any of its Affiliates, "SB" shall mean SB and the Affiliates of SB to which any shares of Common Stock shall have been transferred.

         5.9 CHANGE OF CONTROL. The day on which a Change of Control of ICN becomes effective shall be deemed to be the first day of the Settlement Period and the provisions of Clause 5.3 shall apply except that: (i) the Estimated Amount shall be payable to SB in cash only, and (ii) all relevant dates shall be accelerated as appropriate.

         5.10 ACCELERATION OF SETTLEMENT PERIOD. If: (i) ICN fails to: (a) perform, in any material respects, any of its obligations under this Clause 5, including, without limitation to deliver any of the Additional Shares or pay any cash to SB when such delivery or payment becomes due; (b) make any payment of interest, principal or other amount in respect of any of its Indebtedness or Indebtedness guaranteed by it as and when that Indebtedness becomes payable; (c) perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its Indebtedness or Indebtedness guaranteed by it and, as a result of its failure under (b) or (c) above, any other party to that agreement or instrument has accelerated the maturity of such Indebtedness; or (d) maintain its shares of Common Stock listed and traded on a nationally recognized securities exchange or a nationally recognized securities market; or (ii) a Liquidation Event occurs, then the date of such failure shall be deemed to be the first day of the Settlement Period and the provisions of Clause 5.3 shall apply except that: (a) the Estimated Amount shall be payable to SB in cash only, (b) ICN shall indemnify SB in full for any loss suffered by SB as a result of such acceleration of the Settlement Period and (c) all relevant dates shall be accelerated as appropriate. Notwithstanding the foregoing, if ICN notifies SB in good faith that it is financially unable to pay SB all or part of the Estimated Amount in cash, SB may, in its sole discretion, accept delivery of all or any such cash amount in the form of Additional Shares.

         5.11 CALCULATION AGENT. All determinations, calculations and adjustments hereunder shall be made by the Calculation Agent in its reasonable judgment and, absent manifest error, shall be binding on the parties hereto. The Calculation Agent shall provide reasonable detail of any determination, calculation or adjustment upon request.

         5.12 VOTING RIGHTS. Except for voting on the matters which may have adverse effect, directly or indirectly, on the Preferred Stock, or the rights attached thereto, individually or as a class, on any matter submitted to the vote of shareholders of ICN holders of shares of Preferred Stock shall vote such shares in the same proportion and in the same manner as all other shares of ICN having voting rights which are actually voted on such matter. The foregoing provision shall not apply if any of the events specified in Clause 5.10 shall have occurred and be continuing.

         5.13 The consideration payable pursuant to this Clause 5 will be apportioned between the individual Assets in accordance with Schedule Fifteen.

         5.14 DEFINITIONS.Capitalised terms used in this Clause 5 and not defined in Clause 1 of this Agreement, shall have the meanings set out below.

                  "ACTUAL  VALUE"  means the sum of (i) the  product  of (a) the
                  Current Market Price for a Guarantee Date and (b) the Remaining Shares plus the Additional Shares (assuming conversion of Preferred Stock into Common Stock), and (ii) the aggregate gross dividends paid from Completion Date to such Guarantee Date on such Remaining Shares and such Additional Shares.

                  "ADDITIONAL SHARES" means shares of Preferred Stock other than Original Preferred Stock and any shares of Common Stock other than Original Common Stock issued by ICN to SB after the Completion Date.

                  "ADJUSTED CURRENT MARKET PRICE" means the Current Market Price as of a Guarantee Date (assuming conversion of any Preferred Stock) plus the aggregate gross dividends per Remaining Share paid since the Completion Date.

                  "CALCULATION AGENT" means SB.

                  "CASH PORTION OF THE PURCHASE PRICE" means U.S.$22,500,000.

                  "CHANGE OF CONTROL" means such time as either: (i) any Person or group (within the meaning of Section 13(d) or 14(d) of the 1934 Act) has acquired, directly or indirectly, for cash, the beneficial ownership, by way of merger, consolidation or otherwise of the majority of the voting power of ICN on a fully-diluted basis; (ii) the sale, lease or transfer for cash of all or substantially all of the assets of ICN to any Person or group; or (iii) the consolidation or merger of ICN with or into another Person or any Person consolidates with, or merges with or into ICN, in any such event pursuant to a transaction in which the majority of holders of Common Stock receive cash for their shares.

                  "CLOSING PRICE" means the price of one share of the Common Stock on the Principal Market at the close of trading on the Principal Market.

                  "CURRENT MARKET PRICE" means for a Guarantee Date the average of the Closing Prices for the five consecutive Valuation Dates immediately prior to such Guarantee Date.

                  "EQUITY PORTION OF THE PURCHASE PRICE" means U.S$23,000,000.

                  "ESTIMATED AMOUNT" means an amount equal to the amount, if any, by which the Guaranteed Value on the Final Guarantee Date would exceed the Actual Value as of the Final Guarantee Date assuming that the Current Market Price on the Final Guarantee Date is equal to the Closing Price on October 28, 1999.

                  "FINAL GUARANTEE DATE" means the last Valuation Date of the Settlement Period.

                  "FINAL GUARANTEED PRICE" means U.S.$69.00 per share.

                  "GUARANTEE DATE" means the Initial Guarantee Date or the Final Guarantee Date.

                  "GUARANTEED VALUE" means (i) for the Initial Guarantee Date the product of (x) the Initial Guaranteed Price and (y) the Remaining Shares held by SB on the Initial Guarantee Date and
                  (ii) for the Final Guarantee Date the product of (x) the Final Guaranteed Price and (y) the Remaining Shares held by SB at the close of trading on the Principal Market on the Trading Date immediately preceding the first day of the Settlement Period.

                  "INDEBTEDNESS" means an amount in excess of U.S.$10,000,000 (or its foreign currency equivalent based on the foreign exchange rate on the first date of such Indebtedness) payable or guaranteed by ICN as debtor, borrower, issuer or guarantor pursuant to any (i) judgments, decrees or orders for payment of money; or (ii) agreement or instrument involving or evidencing money borrowed or received, an extension or credit, a conditional sale or a transfer with recourse or with an obligation to repurchase.

                  "INITIAL GUARANTEE DATE" means December 31, 1998.

                  "INITIAL GUARANTEED PRICE" means U.S.$62.16 per share.

                  "INTERIM PAYMENT" means the amount, if any, by which the Guaranteed Value exceeds the Actual Value on the Initial Guarantee Date.

                  "LIQUIDATION  EVENT"  means,  in  respect  of ICN,  any of the following events: (i) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by ICN or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of ICN whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshaling of the material assets or material liabilities of ICN.

                  "ORIGINAL  COMMON  STOCK" means the number of shares of Common
                  Stock  into  which  the  Original   Preferred   Stock  may  be
                  converted.

                  "ORIGINAL PREFERRED STOCK" means the shares of Preferred Stock delivered by ICN to SB at Completion.

                  "ORIGINAL PRICE" means U.S.$56.05 per share.

                  "PRINCIPAL MARKET" means the principal exchange on which the Common Stock is traded or the principal market on which the Common Stock is quoted.

                  "PROCEEDS SHORTFALL" means (i) with respect to any sale of Remaining Shares, the amount by which (A) the product of the number of Remaining Shares sold and the Final Guaranteed Price exceeds (B) the aggregate net sales proceeds received from such sale plus the aggregate gross dividends paid on such Remaining Shares from the Completion Date through the date of such sale and (ii) with respect to any Remaining Shares held by SB at the close of trading on the Principal Market on the Final Guarantee Date, the amount computed as provided in Clause 5.3.4.(v).

                  "PROCEEDS SURPLUS" means (i) with respect to any sale of Remaining Shares, the amount, if any, by which (A) the net sales proceeds received from such sale plus the aggregate gross dividends paid on such Remaining Shares from the Completion Date through the date of such sale exceeds (B) the Final Guaranteed Price and (ii) with respect to any Remaining Shares held by SB at the close of trading on the Principal Market on the Final Guarantee Date, the amount computed as provided in Clause 5.3.4(v).

                  "PURCHASE PRICE" means U.S.$45,500,000.

                  "REMAINING SHARES" means, as of any date of determination, the number of shares of Common Stock into which shares of Original Preferred Stock owned by SB on a Guarantee Date are then convertible and shares of Original Common Stock then held by SB.

                  "SETTLEMENT PERIOD" means the period of twenty Valuation Dates from and including November 4, 1999.

                  "SHARES" means the Preferred Stock and the Common Stock.

                  "STOCK MARKET DISRUPTION EVENT" means the occurrence or existence on any Trading Day of any of the following events:

                  The suspension or material limitation of trading in (i) the Common Stock on the Principal Market, (ii) securities generally on the Principal Market, or (iii) options contracts related to the Common Stock traded on the relevant option exchange.

                  For the purposes of this definition (a) a limitation on the hours and number of days of trading will not constitute a Stock Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange and (b) a material limitation on trading imposed during the course of a day by reason of movements in price exceeding levels permitted by the relevant exchange will constitute a Stock Market Disruption Event.

                  The Calculation Agent shall as soon as practicable notify SB and ICN of the existence or occurrence of a Stock Market Disruption Event on any day that but for the occurrence or existence of a Stock Market Disruption Event would have been a Valuation Date.

                  "TRADING DAY" means a day that is a trading day on the Principal Market and Chicago Board Options Exchange (in each case other than a day on which trading on such exchange is scheduled to close prior to its regular closing time).

                  "VALUATION DATE" means a Trading Day on which no Stock Market Disruption Event has occurred or exists.

6.       COMPLETION

         6.1 COMPLETION VENUE: Completion of this Agreement will take place at the offices of Coudert Brothers in New York, New York, USA on the Completion Date.

         6.2 ICN CONDITIONS PRECEDENT: The obligation of ICN to complete the transaction contemplated hereby is subject to the satisfaction on or prior to the Completion Date of the following conditions (all or any of which may be waived in whole or in part by ICN):

                  6.2.1 REPRESENTATIONS AND WARRANTIES: The representations and warranties made by SB in this Agreement shall have been true and correct in all respects as of the Completion Date with the same force and effect as though said representations and warranties had been made on the Completion Date (except for representations and warranties made as of a specified date, which will be true and correct in all respects as of the specified date).

                  6.2.2 PERFORMANCE: SB shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at Completion.

                  6.2.3 GOVERNMENT APPROVALS: All approvals of competent authorities required for the consummation of the transactions contemplated by this Agreement, if any, have been obtained and all waiting periods under applicable laws, if any, shall have expired or been terminated.

                  6.2.4 CERTIFICATE OF DESIGNATION: The Certificate of Designation shall have been accepted for filing by the Secretary of State of the State of Delaware.

                  6.2.5 LISTING OF UNDERLYING STOCK: The shares of Common Stock into which the Preferred Stock is convertible shall have been authorised for listing upon official notice of issuance on the New York Stock Exchange.

                  6.2.6 LITIGATION: No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement unless such action would not have a Material Adverse SB Effect.

                  6.2.7 NO ADVERSE CHANGE: During the period from 1 October 1997 to the Completion Date there shall not have occurred or been discovered, and there shall not exist on the Completion Date except for that which has been otherwise disclosed elsewhere in this Agreement or in the Disclosure Schedule, any condition or fact that would have a Material Adverse SB Effect.

         6.3 SB CONDITIONS PRECEDENT: The obligation of SB to complete the transaction contemplated hereby is subject to the satisfaction on or prior to the Completion Date of the following conditions (all or any of which may be waived in whole or in part by SB):

                  6.3.1 REPRESENTATIONS AND WARRANTIES: The representations and warranties made by ICN in this Agreement shall have been true and correct in all respects as of the Completion Date with the same force and effect as though said representations and warranties had been made on the Completion Date (except for representations and warranties made as of a specified date, which will be true and correct in all respects as of the specified date).

                  6.3.2 PERFORMANCE: ICN shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at Completion.

                  6.3.3 GOVERNMENT APPROVALS: All approvals of competent authorities required for the consummation of the transactions contemplated by this Agreement, if any, have been obtained and all waiting periods under applicable laws, if any, shall have expired or been terminated.

                  6.3.4 LITIGATION: No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement unless such action would not have a Material Adverse ICN Effect.

                  6.3.5 NO ADVERSE CHANGE: During the period from 1 January 1997 to the Completion Date there shall not have occurred or been discovered, and there shall not exist on the Completion Date except for that which has been otherwise disclosed elsewhere in this Agreement, any condition or fact that would have a Material Adverse ICN Effect.

                  6.3.6 CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been accepted for filing by the Secretary of State of the State of Delaware.

                  6.3.7 LISTING OF UNDERLYING STOCK: The shares of Common Stock into which the Preferred Stock is convertible shall have been authorised for listing upon official notice of issuance on the New York Stock Exchange.

                  6.3.8 LETTER OF CREDIT. ICN shall have procured at its own expense an irrevocable standby letter of credit (the "Standby Letter of Credit") from Banque Nationale de Paris in favour of, and in a form acceptable to, SB for an amount of $28,300,000 expiring not earlier than December 25, 1999.

         6.4      SB DELIVERIES:  At Completion, SB shall:

                  6.4.1 Execute and deliver to ICN the Master Trade Mark Assignment.

                  6.4.2 Execute and deliver to ICN assignments of Goodwill and Packaging Rights, such documents being in the form set out in Schedule 8.

                  6.4.3 Execute and deliver to ICN the Master Transition Distribution Agreement.

                  6.4.4 Execute and deliver to ICN the Master Transition Manufacturing Agreement.

                  6.4.5 Execute and deliver to ICN an assignment of the Patents in the form set out in Schedule 8.

                  6.4.6 Execute and deliver to ICN the Registration Rights Agreement.


         6.5      ICN DELIVERIES:

         At Completion, ICN shall:

                  6.5.1 Deliver to SB a duly executed stock certificate in respect of the shares of Preferred Stock in form and denomination acceptable to SB.

                  6.5.2 Deliver to SB a copy of the Certificate of Designation as filed with the Secretary of State of the State of Delaware and proof of acceptance of such filing by the Secretary of State of Delaware.

                  6.5.3 Execute and deliver to SB the documents listed in sub-Clauses 6.4.1 to 6.4.6.

                  6.5.4       Deliver to SB the Standby Letter of Credit

         6.6      TERMINATION:

         This  Agreement  and  the  transactions   contemplated  hereby  may  be
         terminated at any time prior to the Completion Date:

                  6.6.1       By the mutual written consent of SB and ICN;

                  6.6.2 By either SB or ICN if Completion shall not have occurred on or before June 30, 1998;

                  6.6.3 By either SB or ICN if consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgement of any court or governmental body having competent jurisdiction; or

                  6.6.4 By either SB or ICN if there has been a material violation or breach by the other party of any of the agreements, representations or warranties contained in this Agreement that has not been waived in writing, or if there has been a material failure of satisfaction of a condition to the obligations of the other party that has not been waived in writing, and such violation, breach, or failure has not been cured within sixty (60) days of written notice to the other party.

         6.7 EFFECT OF TERMINATION: If this Agreement is terminated pursuant to sub-Clause 6.6, all further obligations of SB and ICN under this Agreement shall terminate without further liability of SB or ICN except (a) for the obligations of ICN and SB under Clauses 16.2 (Press Releases), 17 (Confidentiality), 18 (Costs) and 26 (Governing Law & Jurisdiction) and (b) that such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of a breach by the other party of a representation, warranty, covenant or agreement.

7.       TRADE MARKS

         7.1 SB shall assign the Trade Marks to ICN and, where SB is not the registered proprietor, SB shall procure the assignment of the Trade Marks by the registered proprietor of such Trade Marks.

         7.2 SB hereby agrees on its own behalf and on behalf of its relevant Affiliates, in addition to executing the Master Trade Mark Assignment, to execute such additional trade mark assignments as ICN may reasonably request to give effect to Clause 7.1. The form of the additional assignments to be executed pursuant to this Clause 7.2 is set out in Schedule Eight. It is acknowledged by the parties that this form may need to be amended to the extent necessary to comply with the requirements of local law.

         7.3 In the event that it is not possible or, in the reasonable opinion of SB, not practicable, to assign any of the Trade Marks then at the option and cost of ICN, SB shall, or shall procure that the registered proprietor shall, either:

                  7.3.1 cancel such of the Trade Marks as cannot be assigned, or

                  7.3.2 grant to ICN an irrevocable, exclusive, royalty free licence in respect of such Trade Marks in such form as the parties to this Agreement shall be reasonably advised to be effective by local trade mark agents of repute.

         7.4      ICN  shall   prepare  at  its  own   expense  all  Trade  Mark
                  assignments or licences to be executed pursuant to this Clause 7.

         7.5 All records of assignments and licences of the Trade Marks shall be undertaken by ICN at its expense.

         7.6 Subject to the representations set forth in Clause 12.16, title to and risk in the Trade Marks shall pass to ICN with effect from Completion. Neither SB nor its Affiliates shall have any responsibility for maintaining registrations of or defending the Trade Marks after Completion but shall use reasonable efforts to provide at ICN's expense such assistance with maintaining registrations or defending the Trade Marks as ICN may reasonably request.

8.       STOCK

         8.1 As soon as reasonably practicable after Completion, SB shall calculate the price to be paid for the Stock by ICN. In accordance with the principles of UK GAAP, the price for the Stock will be stated at the lower of cost (excluding intercompany profit) and net realisable value.

         8.2 The quantities and descriptions of the Stock and the cost and net realisable value of the Stock shall be determined by reference to a stock-taking to be taken within one month after the Completion Date in each Territory by a representative appointed by SB, working jointly with a representative appointed by ICN if ICN so requests in respect of particular countries.

         8.3 SB and ICN shall give to the other such assistance as may be reasonably required to enable the price of the Stock to be calculated and SB shall procure that proper access to the books of account and accounting records of the Business is given to ICN at reasonable times and on reasonable notice for this purpose.

         8.4      8.4.1  For  Stock  levels of less than one  hundred and
                         eighty (180) days ICN shall pay SB for all such Stock within thirty (30) days of receipt of invoice from SB.

                  8.4.2 Should the levels of Stock exceed one hundred and eighty (180) days ("Excess Stock"):

                              (i) ICN shall pay SB the value of the first one hundred and eighty (180) days' Stock within thirty (30) days of receipt of invoice from SB.

                              (ii) ICN shall pay SB the value of the Excess Stock within two hundred and ten (210) days after the Completion Date or within thirty (30) days of receipt of the relevant invoice from SB, if later.

         8.5 Payments pursuant to sub-Clause 8.4 shall be made in cash in accordance with sub-Clause 23.9, and shall be in addition to ICN's payment obligations pursuant to Clause 5 hereof.

         8.6      Any  dispute  concerning  the  price  of the  Stock  shall  be
                  referred  to  an  independent   chartered   accountant  to  be
                  appointed by the parties or (in default of agreement) by the President of the Institute of Chartered Accountants in England and Wales. The decision of such chartered accountant (who shall be deemed to act as an expert and not as an arbitrator) shall be final and binding on the parties and the cost of such reference shall be paid by the parties in equal shares.

9.       BUSINESS CONTRACTS

         9.1 Subject to sub-Clause 9.2, ICN shall from the Completion Date:

                  9.1.1 assume the obligations of and become entitled to the benefits of the SB Contracting Party under each Business Contract; and

                  9.1.2 carry out and perform all the obligations under the Business Contracts in accordance with the terms contained therein.

         9.2 Insofar as the benefit or burden of any Business Contract cannot be effectively assigned to or assumed by ICN except with the agreement or consent of any other party to it, SB and ICN shall comply with the terms of Clauses 14.2 and 15.1 respectively in relation to obtaining such consents.

         9.3 Subject to sub-Clause 9.5 and the other provisions of this Agreement, all profits, receipts, losses, liabilities and outgoings arising from the conduct of the Business prior to the Effective Date shall belong to and be paid, borne and discharged by SB. All profits, receipts, losses, liabilities and outgoings arising from the conduct of the Business on or after the Effective Date shall belong to and be paid, borne and discharged by ICN.

         9.4 Subject to sub-Clause 9.5, SB shall indemnify ICN against any and all losses and liabilities incurred by ICN arising from the conduct of the Business prior to the Effective Date. ICN shall indemnify SB against any and all losses and liabilities incurred by SB arising from the conduct of the Business on or after the Effective Date.

         9.5 Sub-Clauses 9.3 and 9.4 shall not come into effect unless and until Completion takes place.

10.      PRODUCT REGISTRATIONS

         10.1 ICN shall, as soon as reasonably practicable following the Completion Date, apply to the appropriate Authorities in the Territories for the grant to ICN of new Product Licences in respect of the Products corresponding with the SB Product Licences in the respective Territory ("Marketing Authorisation Transfer"). Further subject to the provisions of the Master Transition Distribution Agreement and the Master Transition Manufacturing Agreement, SB shall, or shall procure that the relevant Affiliates shall, request of the relevant Authorities that the SB Product Licences be varied to include ICN as the company responsible for warehousing, marketing, distributing and selling the Products.

         10.2 In such countries as may be appropriate, the application for the grant of such new Product Licences under Clause 10.1 shall be by way of an abridged application ("Cross Referral") and SB shall, or shall procure that its Affiliates shall, provide to ICN letters in the form set out in Schedule Ten and all such other assistance as may be reasonably necessary for the grant of such Product Licences.

         10.3 Subject to sub-clause 10.4, the costs and expenses incurred in connection with obtaining new Product Licences and amending the existing SB Product Licences in accordance with sub-clauses 10.1 and 10.2 (including any official fees to be paid to any Authority) shall be borne equally by SB and ICN, up to an aggregate of US$500,000 in fees and expenses. To the extent such fees and expenses in aggregate exceed US$500,000, ICN alone shall bear such excess.

         10.4 ICN and SB shall within 45 days after Completion prepare a plan of work to be carried out by the directors, officers or employees of SB or its Affiliates after Completion to enable SB or its Affiliates to comply with sub-clauses 10.1 and 10.2 or otherwise to assist ICN with Marketing Authorisation Transfer. All such work carried out shall be notionally valued at US$100 per man-hour, and any liability of SB to pay fees and expenses pursuant to sub-clause 10.3 shall be reduced by the total notional value of all such work carried out.

         10.5 SB shall not be required to generate new or additional data or information or carry out any tests or trials except that the provisional results from any ongoing stability trials as at the Completion Date relating to the Products will be provided to ICN. In addition SB shall use its reasonable efforts to complete any stability trials which it is carrying out at the date hereof in respect of the Products in the Territories and shall pass on to ICN the results of such trials when completed.

         10.6 For each SB Product Licence, prior to Marketing Authorisation Transfer, SB shall hold that SB Product Licence as nominee and trustee for and on behalf of ICN and shall, at ICN's expense and subject to ICN approving such expenditure, maintain the same in full force and effect and will use its reasonable endeavours to procure any modification of or addition to such SB Product Licence as ICN may require.

         10.7 Prior to Marketing Authorisation Transfer (and in respect of any Products subject to a Distribution Agreement, during the term of such agreement) SB and/or its Affiliates shall continue to discharge their obligations under the law and regulations applicable to each SB Product Licence. ICN shall conduct the marketing of the Products during such period so as to be consistent with SB and/or its Affiliates meeting their obligations and shall satisfy the terms of the SB Product Licences. Further, ICN shall fully co-operate with SB and its Affiliates in the discharge of its relevant obligations including (without limitation):

                  10.7.1 the expeditious recording and reporting of any adverse events in accordance with laws and regulations applicable to the SB Product Licences provided that serious adverse events shall be reported to SB by ICN by telephone, facsimile or other instantaneous form of communication in each case confirmed in writing by first class post immediately upon ICN becoming aware of the same;

                  10.7.2 obtaining the prior written approval of SB for all promotional materials relating to the Products, such approval not to be unreasonably delayed by SB; and

                  10.7.3 complying in all respects with any applicable local codes of practice or regulations.

                  For the purposes of this clause a serious adverse event means a serious adverse clinical experience which is fatal, life threatening, disabling/incapacitating or which results in hospitalisation.

         10.8     Full Economic Results

                     10.8.1 Notwithstanding any matter disclosed to ICN by SB in or pursuant to the Disclosure Schedule, provided ICN has filed the relevant application for a Product Licence within one year after the Completion Date, if an Authority refuses, through no fault of ICN, to grant a Product Licence (whether by assigning an SB Product Licence or otherwise) within three (3) years following the Completion Date, such that ICN is unable to market a Product in a certain country within the relevant Territory, SB shall pay ICN in cash within thirty (30) days from the later of (a) the date falling three years after the Completion Date and (b) receipt of notice from ICN of the relevant refusal by the regulatory authority an amount equal to 1.5 times the 1997 sales of that Product in that country based on 9 January 1998 exchange rates as shown in Column A of the Sales and Gross Margin Statement. If SB identifies an appropriate pharmaceutical, OTC or consumer healthcare product or products and ICN in its sole discretion agrees to the transfer, SB shall instead of such payment transfer to ICN all its rights in and to such other product(s) as the parties agree is or are of equivalent value to such sum.

                     10.8.2 Notwithstanding any matter disclosed to ICN by SB in or pursuant to the Disclosure Schedule, in the event that a Product Licence is held by a third party or is subject to third party rights and SB is unable, through no fault of ICN either (i) to procure the assignment of the Business Contract in respect of such third party to ICN or (ii) effect a novation or other similar transfer mechanism to enable ICN to realise the economic results of the Product in the country on equivalent terms enjoyed by SB at Completion, in each case prior to 31 December 1999, SB shall pay within 30 days of demand to ICN in cash an amount equal to 1.5 times the 1997 sales of that Product in that country based on 9 January 1998 exchange rates as shown in Column A of the Sales and Gross Margin Statement. If SB identifies an appropriate pharmaceutical, OTC or consumer healthcare product or products and ICN in its sole discretion agrees to the transfer, SB shall instead of such payment transfer to ICN all its rights in and to such other product(s) as the parties agree is or are of equivalent value to such sum.

                     10.8.3 Pending the payment or transfer (if any) referred to in sub-Clauses 10.8.1 and 10.8.2, the full economic results of the relevant Product in respect of the relevant country shall vest in ICN with effect from the Effective Date.

                     10.8.4 In the event of  payment  by SB to ICN  pursuant  to sub-Clauses 10.8.1 or 10.8.2 with respect to any Product in any country, all rights with respect to such Product in such country shall revert to SB as of the date of such payment.

11.      MACHINERY

         Where as a result of the sale of the Products pursuant to this Agreement, an item or items of machinery ("Machinery") owned by SB or its Affiliates becomes redundant, SB shall give ICN or procure that ICN is given a right of first refusal to purchase the Machinery on terms mutually acceptable to the parties.

12.      REPRESENTATIONS AND WARRANTIES OF SB

         12.1 ORGANISATION: SB is a corporation duly organised, validly existing and in good standing under the laws of England, with full corporate power and authority to consummate the transactions contemplated hereby.

         12.2 AUTHORITY: The execution and delivery of this Agreement by SB and the consummation and performance of the transactions contemplated hereby, have been duly and validly authorised by all necessary corporate and other proceedings, and this Agreement has been duly authorised, executed, and delivered by SB and, assuming enforceability against ICN, constitutes the legal, valid and binding obligation of SB, enforceable in accordance with its terms.

         12.3 TITLE TO ASSETS: Except as set forth in Schedule 12.3 of the Disclosure Schedule, SB or an Affiliate of SB has good and marketable title to all the Assets and will convey good and marketable title at Completion, free and clear of any and all liens, encumbrances, charges, claims, restrictions, pledges, security interest, or impositions of any kind (including those of secured parties). SB or an Affiliate of SB is the beneficial owner of all the Assets. None of the Assets is leased, rented, licensed, or otherwise not owned by SB or an Affiliate of SB.

         12.4 NO VIOLATION OR CONFLICT: The execution and delivery of this Agreement by SB and the performance of this Agreement (and the transactions contemplated herein) by SB (a) do not and will not conflict with, violate or constitute or result in a default under any law, judgement, order, decree, the Memorandum and Articles of Association of SB or any contract or agreement to which SB is a party or by which SB is bound and (b) will not result in the creation or imposition of any lien, charge, mortgage, claim, pledge, security interest, restriction or encumbrance of any kind on, or liability with respect to, the Assets except as otherwise provided herein or otherwise disclosed on the Disclosure Schedule.

         12.5     PATENTS:  Except  for the  Patents  and except as set forth in
                  Schedule 12.5 of the Disclosure Schedule, SB does not own any patents with respect to the active ingredients for the Products or the Products themselves or the manufacturing of the Products in the Territories.

         12.6 REGISTRATIONS: To the best knowledge of SB, the SB Product Licences constitute all Product Licences held by SB or its Affiliates in the Global Disposal Area. In the event additional Product Licences are discovered at any time, they will be transferred forthwith to ICN in accordance with Clause
                  10. Such transfer shall constitute ICN's only and final remedy for a breach of the above warranty. Except as set forth on
                  Schedule 12.6 of the Disclosure Schedule, the Exploited Product Licences:

                  12.6.1 are in the name of SB or an Affiliate of SB or, where local regulations dictate, in the name of a local distributor being a party to a Business Contract;

                  12.6.2 constitute all licences, permits, approvals, qualifications, and governmental specifications, authorisations or requirements which SB or its Affiliates have in connection with the marketing and sale of the Products in the Territories, and

                  12.6.3 to the best knowledge of SB after due inquiry made, constitute all such licences, permits, approvals, qualifications, and governmental specifications, authorisations, and requirements necessary for the marketing and sale of the Products in the Territories as currently conducted by SB and its Affiliates and distributors.

                  All Exploited Product Licences and Warranted CEE Product Licences are in full force and effect. SB has complied with all of its obligations under the Exploited Product Licences and all applicable laws and regulations relating to the marketing, distribution and sale of the Products in their respective Territories. To SB's knowledge, except as set forth in Schedule 12.6 of the Disclosure Schedule, no Exploited Product Licence is likely to be suspended, cancelled or revoked or is likely not to qualify for assignment to ICN provided ICN makes best efforts to obtain the authorities' consent to such an assignment. SB does not warrant the possibility of continuation of any Product Licence in the name of ICN in the event ICN decides to have Products manufactured by an entity other than the company which is actually manufacturing that Product as of the Completion Date, and SB does not warrant any continuation of price approval or price reimbursement for the Products by social security institutions following the transfer of the Product Licences to ICN.

         12.7 STOCK: As of Completion, each Product comprising the Stock shall meet the specifications therefor as set forth in the manufacturing documentation and Product Licences for such Product with the competent authority in the country concerned of the relevant Territory. The Stock will be in good condition, properly stored and in compliance with applicable laws, usable and saleable in the ordinary course of business. The Stock of each Product with individual country sales of more than ,40,000 in 1997 as set forth in Column A of the Sales and Gross Margin Statement shall be sufficient to maintain a running business for 90 days based on annual sales in 1997. For Products with individual country sales not exceeding ,40,000 in 1997, SB represents and warrants that since 1 October 1997 it has maintained Stock levels in a manner consistent with previous practice. SB represents and warrants that since 1 October 1997 it has not made or instituted any unusual or novel method of sale in the conduct of the Business inconsistent with past practices.

         12.8 TAXES: As of the date hereof, there are no liens for taxes upon the Assets except for liens for current taxes not yet due and payable.

         12.9 ABSENCE OF CERTAIN CHANGES: As of the date hereof and as of the Completion Date and except as otherwise disclosed on the Disclosure Schedule, there has not since 1 October 1997 been any event causing a Material Adverse SB Effect and SB is not aware of any facts, circumstances, or proposed or contemplated events that would have a Material Adverse SB Effect after Completion.

         12.10 VIOLATIONS OF LAW: Except as set forth in Schedule 12.10 of the Disclosure Schedule, to the best of SB's knowledge after due inquiry made, the operation of the Business by SB (i) does not violate or conflict with any law, governmental specification, authorisation, or requirement, or any decree, judgement, order, or similar restriction in any material respect, and (ii) has not been the subject of an investigation or inquiry by any governmental agency or authority regarding violations or alleged violations, or found by any such agency or authority to be in violation, of any law, other than investigations, inquiries or findings that have not had, or are reasonably likely not to have, a Material Adverse SB Effect.

         12.11 SB SALES STATEMENTS. The sales and gross margin figures given in the Sales and Gross Margin Statement are accurate and complete in all material respects, reflect only actual bona fide transactions net of intercompany profit, and were prepared in accordance with UK GAAP consistently applied. SB makes no warranty or representation as to the future financial performance of the Business or the Assets.

         12.12    NO  GOVERNMENT  RESTRICTIONS:  Except as set forth on Schedule
                  12.12 of the Disclosure Schedule or for consents the failure of which to obtain would not have a Material Adverse SB Effect, no consent, approval, order or authorisation of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to SB in connection with the execution and delivery of this Agreement by SB or the consummation by it of the transactions contemplated hereby to be consummated by it.

         12.13 LITIGATION: Except as set forth on Schedule 12.13 of the Disclosure Schedule or for adverse drug reports annexed to the Disclosure Schedule, the Assets are not the subject of (i) any outstanding judgement, order, writ, injunction or decree of any arbitrator or administrative or governmental authority or agency, limiting, restricting or affecting the Assets in a way that would have a Material Adverse SB Effect and (ii) any pending or, to the best of SB's knowledge, after due inquiry made, threatened claim, suit, proceeding, charge, inquiry, investigation or action of any kind that would have a Material Adverse SB Effect. To the best knowledge of SB, there are no claims, actions, suits, proceedings or investigations pending or threatened by or against SB with respect to the transactions contemplated hereby, at law or in equity or before or by any supranational, federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority.

         12.14 BUSINESS CONTRACTS: To the best of SB's knowledge, the Business Contracts listed in Schedule Four to this Agreement constitute all the supply, distribution, manufacturing, intellectual property licences and other contracts between SB or its Affiliates and third parties material to the Business save for short-term purchase, advertising and other commitments entered into by SB in the ordinary course of its business not reduced to formal written contracts. Except as disclosed to ICN, SB and its Affiliates and, to the best knowledge of SB, each other party to each Business Contract has performed in all material respects each term, covenant and condition of each Business Contract which is to be performed by them at or before the date hereof. Each of the Business Contracts is in full force and effect and constitutes the legal and binding obligation of SB or its Affiliate and, to the best knowledge of SB, the other parties thereto.

         12.15 MANUFACTURING TECHNOLOGY AND KNOW HOW: The Know How and the Product Formulae will be sufficient to enable ICN to manufacture the Products to the same standard as currently enjoyed. However, SB does not warrant that ICN has or at any time will have the ability to manufacture such Products to such standard. The Product Formulae fully conform with the pertaining Registrations approved by the competent government authorities in the Territories.

         12.16 TRADE MARKS: Except as set forth in Schedule 12.16 of the Disclosure Schedule, SB or an Affiliate of SB owns the Exploited Trade Marks and the Warranted CEE Trade Marks set forth in Parts A and B of Schedule Three which are formally registered or applied for. All Trade Mark registrations set forth in Parts A and B of Schedule Three have been duly granted and have not been cancelled, abandoned or otherwise terminated to the best knowledge of SB. All Trade Mark applications set forth in Parts A and B of Schedule Three have been duly filed and maintained to the best knowledge of SB.

         12.17 NO INFRINGEMENT OF THIRD PARTY RIGHTS: Except as set forth herein or in the Disclosure Schedule, the use of the Assets by SB in the Territory does not to the best knowledge of SB infringe any third party rights in a way which results in a Material Adverse SB Effect.

         12.18    INVESTMENT REPRESENTATIONS:

                  12.18.1 SB understands that neither the shares of Original Preferred Stock (as defined in sub-Clause 5.13 hereof) nor the shares of Common Stock into which such shares may be converted (the "Conversion Shares" and collectively with the Original Preferred Stock the "Securities") are being registered under the Securities Act of 1933, as amended, (the "Securities Act") and are being sold to SB in a transaction that is exempt from the registration requirements of the Securities Act.

                  12.18.2 SB has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Original Preferred Stock, and is able to bear the economic risk of investment in the Original Preferred Stock.

                  12.18.3 SB is acquiring the Original Preferred Stock for its own account and not with a view to any distribution of the Original Preferred Stock, subject, nevertheless, to the understanding that the disposition of its property will at all times be and remain within its control.

                  12.18.4 SB understands that: (a) the Original Preferred Stock will be in unregistered form only and that any certificates delivered to it in respect of the Original Preferred Stock will bear a legend substantially the following form:

                  "This Security has not been registered under the Securities Act of 1933, as amended, (the "Securities Act") or any state securities law and, accordingly, may not be offered, sold or otherwise transferred other than in a transaction exempt from, or not subject to, the registration requirements of the Securities Act. The transfer of this security is subject to a sale and purchase agreement dated February 24, 1998, between SmithKline Beecham p.l.c. and ICN Pharmaceuticals, Inc.",

                  and (b) ICN has agreed to reissue such certificates without the foregoing legend in the event of a disposition of the Securities in accordance with the provisions of clause 12.18.5 below (provided, in the case of a disposition of the Securities in accordance with clause 12.18.5(f) below, that the legal opinion referred to in such paragraph so permits), or at its request at such time as it would be permitted to dispose of them in accordance with clause 12.18.5(a) below.

                  12.18.5 SB agrees that in the event that at some future time it wishes to dispose of any of the Securities, it will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

                              (a) such Securities are sold in compliance with Rule 144(k) under the Securities Act; or

                              (b) such Securities are sold in compliance with Rule 144A under the Securities Act; or

                              (c) such Securities are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

                              (d) such Securities are sold pursuant to an effective registration statement under the Securities Act; or

                              (e)      such Securities are sold to ICN; or

                              (f) such Securities are disposed of in any other transaction that does not require registration under the Securities Act, and SB theretofore has furnished to ICN or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as ICN or its designee may reasonably request.

                  12.18.6 SB is acquiring the Securities solely for the purpose of investment and not for any other purpose and has no intent to affect or otherwise influence the management of ICN or the composition of its Board of Directors.

13.      REPRESENTATIONS AND WARRANTIES OF ICN

         13.1 ORGANISATION: ICN is a corporation duly organised, validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to consummate the transactions contemplated hereby.

         13.2 AUTHORITY: The execution and delivery of this Agreement and all other Agreements to be executed in connection with this Agreement by ICN, and the consummation and performance of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the shares of Preferred Stock, have been duly and validly authorised by all necessary corporate and other proceedings, and this Agreement and all other Agreements to be executed in connection with this Agreement have been duly authorised, executed, and delivered by ICN and, assuming the enforceability against SB, constitutes the legal, valid and binding obligation of ICN respectively, enforceable in accordance with its terms.

         13.3 NO VIOLATION OR CONFLICT: The execution and delivery of this Agreement and all other Agreements to be executed in connection with this Agreement by ICN and the performance of this Agreement and all other Agreements to be executed in connection with this Agreement (and the transactions contemplated herein and thereby) and the issuance of the Preferred Stock by ICN do not and will not conflict with, violate or constitute or result in a default under any law, judgement, order, decree, the certificate of incorporation or bylaws of ICN, or any contract or agreement to which ICN is a party or by which ICN is bound.

         13.4     NO  GOVERNMENT  RESTRICTIONS:  Except as set forth on Schedule
                  13.4 of the Disclosure Schedule and for consents the failure of which to obtain would not have a Material Adverse SB Effect, no consent, approval, order or authorisation of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to ICN in connection with the execution and delivery of this Agreement and all other Agreements to be executed in connection with this Agreement or the issuance of the Preferred Stock.

         13.5 LITIGATION: There are no claims, actions, suits, proceedings or investigations pending or, to the best of ICN's knowledge, threatened by or against ICN with respect to the transactions contemplated hereby, at law or in equity or before or by any supranational, federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority.

         13.6 CAPITALISATION. The authorised capital stock of ICN consists of 100,000,000 authorised shares of Common Stock, $.01 par value, and 10,000,000 authorised shares of preferred stock, $.01 par value. As of January 31, 1998, there were outstanding 47,488,487 shares of Common Stock, as of February 3, 1998, 2,249 shares of Series B Convertible Preferred Stock, and as of December 31, 1997, employee stock options to purchase an aggregate of 5,946,818 shares of ICN Common Stock (of which options to purchase an aggregate of 3,761,714 shares of ICN Common Stock were exercisable). As of February 3, 1998, a total of 50,861 shares of Common Stock were issuable upon conversion of ICN's Series B Convertible Preferred Stock, and a total of 551,595 shares of Common Stock were issuable upon the conversion of Biocapital Holding Swiss Franc Exchangeable Certificates convertible debt securities of ICN. All outstanding shares of capital stock of ICN have been duly authorised and validly issued and are fully paid and non-assessable. Except as set forth in this Clause and this Agreement and except for changes since December 31, 1997 resulting from the exercise of employee stock options outstanding on such date, there are outstanding (a) no shares of capital stock or other voting securities of ICN, (b) no securities of ICN convertible into or exchangeable for shares of capital stock or voting securities of ICN, and no options or other rights to acquire from ICN and (c) no obligation of
                  ICN to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of ICN (the items in clauses (a), (b) and (c) being referred to collectively as "Company Securities"). There are no outstanding obligations of ICN or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

         13.7 PREFERRED STOCK. All shares of Preferred Stock of ICN to be issued to SB upon the consummation of the transactions contemplated hereby or at any time thereafter, will have been validly issued, fully paid and non-assessable and will be free and clear of any lien, charge or other encumbrance or claim and the issuance thereof will not be subject to any preemptive or similar rights. Upon the consummation of the transactions contemplated hereby and at any time thereafter, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock to be issued to SB will have been duly authorised and reserved for issuance upon the conversion of the Preferred Stock, or when otherwise issued to SB and when issued upon such conversion or otherwise, will be validly issued, fully paid and non-assessable, and will be free and clear of any lien, charge or other encumbrance or claim and the issuance of such shares is not and will not be subject to any preemptive or similar rights.

         13.8 SEC FILINGS. ICN has made available to SB the annual reports on Form 10-K for its fiscal years ended December 31, 1996 and 1995, its quarterly reports on Form 10-Q for its fiscal quarter-ended March 31, 1997, June 30, 1997 and September 30, 1997, its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of ICN held since December 31, 1995, and all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1996. ICN will make a timely filing of its Form 10-K for its fiscal year ended December 31, 1997 and will make such Form 10-K available to SB at that time.

         13.9 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of ICN included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Clause
                  13.8 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of ICN and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of ICN as of December 31, 1996 set forth in ICN 10-K and "Balance Sheet Date" means December 31, 1996.

         13.10 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, ICN and its Affiliates have conducted their business in the ordinary course consistent with past practice and there has not been any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Material Adverse ICN Effect on ICN.

         13.11 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of ICN or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities disclosed or provided for in the Balance Sheet;
                  (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to ICN and its subsidiaries, taken as a whole; and (iii) liabilities under this Agreement.

         13.12 STOCK OPTIONS. ICN represents that there are no existing employee stock options or any other stock options which were granted at less than the fair market value of such stock at the time of such grant and ICN covenants that it shall not grant prior to December 31, 1999 any employee stock options or any other stock options at less than the fair market value at the time of such grant.

         13.13 NO KNOWLEDGE: ICN has no actual knowledge of any matter as of the Completion Date which has not been disclosed by SB in or pursuant to the Disclosure Schedule which would constitute a breach by SB of any representations or warranties given by SB in this Agreement.

14.      COVENANTS BY SB

         14.1 MAINTENANCE OF ASSETS: SB agrees from the date hereof until the Completion Date that, except as specifically disclosed in
                  Schedule 14.1 or unless otherwise consented to by ICN in writing, SB shall:

                  14.1.1 except as disclosed on the Disclosure Schedule, maintain the Assets in good status and condition and not sell or dispose of any of the Assets except in the ordinary course of business;

                  14.1.2 continue the Business in the ordinary course of business and not make or institute any unusual or novel methods of purchase, sale, management, operation, or other business practice in the conduct of the Business inconsistent with past practices;

                  14.1.3 not enter into any material contract or commitment, engage in any transaction, extend credit or incur any obligation with respect to the Assets or the Business, in each case not in the usual and ordinary course of business and consistent with normal business practices; and

                  14.1.4 promptly inform ICN of any change in the Assets that could have a Material Adverse SB Effect.

         14.2 CONSENTS: SB shall use all reasonable efforts to obtain the consents of the third parties to the assignment to ICN of the Business Contracts, to the extent they relate to the Products, at the same terms as currently contained in the Business Contracts, provided, however, SB shall not be required to make any payment of any kind whatsoever to ICN or any third party, or waive any rights or assume any obligations other than those obligations set forth in the Business Contracts, in connection with obtaining any such required consents. If SB is unable to obtain a required consent within a reasonable period of time, SB may, but is not obliged to, terminate the pertaining Business Contract (for the Products or as a whole) provided that SB shall first obtain ICN's consent to such termination which shall not be unreasonably withheld. For as long as SB has neither assigned a Business Contract nor terminated it with respect to the Products, SB or its relevant Affiliate, shall, to the extent permitted by that Business Contract, hold that Business Contract or trust for ICN and shall continue to honour the terms of the relevant Business Contract, for the Products as sub-contractor for the account and benefit of ICN, and ICN shall indemnify SB and its Affiliates for all liability relating to the Products (and only the Products) under such Business Contract other than any liability arising from SB's negligence or failure to perform. ICN shall give SB or its Affiliates all licences and marketing authorisations necessary or required to continue to fulfil its obligations under these Business Contracts until such Business Contracts expire, terminate or are assigned to ICN with respect to the Products.

         14.3 DISCLOSURE SUPPLEMENTS: From time to time prior to the Completion Date, SB will promptly inform ICN, in writing, with respect to any matter that may arise hereafter and that, if existing or occurring prior to the Completion Date, would have been required to be set forth or described herein or in the Disclosure Schedule.

         14.4     NON-COMPETE:

                     14.4.1 Save as provided in sub-Clause  14.4.2, SB covenants and agrees in respect of each Product that for a period of five years following the Completion Date, neither SB nor any of its Affiliates will directly or indirectly engage in the relevant Territory in the manufacture, marketing or distribution of any product which both has the same chemical substance and is provided for the same indication as that Product (hereinafter a "Competing Product").

                     14.4.2 The covenant  contained in  sub-Clause  14.4.1 shall not apply to any Competing Product acquired by SB or its Affiliates as a result of the acquisition of a company or a business during the aforesaid five-year period provided that aggregate sales of such Competing Product across the relevant Territory in the calendar year preceding such acquisition are at least L10,000,000. If aggregate sales of such Competing Product are less than L10,000,000, ICN shall have the right of first refusal to acquire such Competing Product from SB or its Affiliate on conditions to be negotiated in good faith. Should ICN not exercise its right of first refusal or should negotiations subsequently held between SB and ICN fail, SB shall make good faith efforts to divest such Competing Product to a third party. Prior to such disposal of the Competing Product (whether to ICN or a third party), Sub-Clause 14.4.1 shall not apply in respect of that Competing Product.

                     14.5 HEDGING ACTIVITIES: SB agrees that from the date hereof until the Final Guarantee Date it shall not and it shall procure that each of its Affiliates shall neither (a) except as provided in Clause 5, sell any Common Stock or Preferred Stock, nor (b) engage in any hedge transactions relative to the Common Stock or Preferred Stock, including without limitation any short sales or purchases or sales of any derivative securities based on the Common Stock or Preferred Stock. As used in this sub-Clause 14.5 the term "Final Guarantee Date" shall have the meaning set forth in sub-clause 5.13.

15.      COVENANTS BY ICN

         15.1 CONSENTS: ICN shall use all reasonable efforts to cooperate with SB in obtaining the consents of the third parties to the assignment to ICN of the Business Contracts, to the extent they relate to the Products, at the same terms as currently contained in the Business Contracts; provided, however, ICN shall not be required to make any payment of any kind whatsoever to SB or any third party, or waive any rights or assume any obligations other than those obligations set forth in the Business Contracts, in connection with obtaining any such required consents.

         15.2 LABELLING: Notwithstanding Clause 4 of this Agreement, following Completion, ICN shall at its own expense and as expeditiously as possible use all reasonable efforts to obtain such approvals of competent government authorities in the Territory as may be necessary to change ICN's labelling for each Product used in its relevant Territory in such a way that any reference to SB or its Affiliates is removed as well as implement such change of labelling. ICN may use the current labelling on the Stock existing at Completion approved by SB prior to such use until such inventory is exhausted, subject to applicable laws and regulations in the Territory. ICN may, however, use the SB labelling only in connection with clearly identifying ICN as the responsible person for commercialising the Products in a way that is customary in the industry and is to be approved in advance by SB.

         15.3 RESERVATION OF SHARES OF COMMON STOCK: ICN agrees that from the date hereof until ICN has fulfilled all of its obligations under Clause 5 of this Agreement ICN shall reserve and keep free from any pre-emptive rights sufficient shares of Common Stock to effect the full conversion of all shares of Preferred Stock as may be outstanding from time to time or otherwise required to be delivered by ICN to SB pursuant to Clause 5 of this Agreement.

16.      COVENANTS BY ICN AND SB

         16.1 TECHNOLOGY TRANSFER: ICN and SB shall work together to commence transfer of the Know How to ICN promptly after Completion. SB shall use all reasonable efforts to assist ICN in assuming manufacture of the Products, provided, however, that SB cannot ensure ICN's ability to successfully manufacture the Products. SB shall have no obligation to provide manufacturing support for any Product and SB shall not be responsible for any delay or other consequences, if ICN elects to use a process that is materially different from an SB process. If ICN elects to transfer an SB process, SB shall provide reasonable access to SB's manufacturing facilities and during a period of up to two years from the Completion Date up to a total of [160 (one hundred and sixty)] man-days of 8 hours each of technical support free-of-charge. Thereafter, ICN shall reimburse SB for providing such technical assistance at a rate of US$100.00 (one hundred United States Dollars) per hour, plus all reasonable out-of-pocket expenses incurred by SB in rendering such assistance. SB's obligation to provide hands-on manufacturing support for a transferred Product shall cease following successful manufacture of the registration batch for such Product.

         16.2 PRESS RELEASES: Subject to the requirements of applicable law or the regulations of any recognised stock exchange, neither SB nor ICN, nor any Affiliate thereof, will issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. Without prejudice to the foregoing, the parties acknowledge that ICN will issue a press release on or shortly after the Completion Date announcing the transaction. ICN shall provide SB with a draft of such press release prior to issuance and the parties shall mutually agree upon the final text thereof.

         16.3 CUSTOMER LISTS: As soon as reasonably practicable following Completion, SB or its Affiliates shall make available to ICN the Customer Lists.

         16.4 LETTER TO CUSTOMERS: SB or its relevant Affiliate shall send to each customer for the Products as at Completion a letter substantially in the form set out in Schedule Nine. Such letter shall for each customer be enclosed with either the first or second invoice sent to such customer by SB following Completion.

         16.5 MUTUAL CO-OPERATION: The parties hereto shall use reasonable endeavours to do all such other things as may be necessary or desirable to ensure a rapid and orderly handover of the Products within the relevant Territories. The employees of SB and ICN listed in the respective Contact Lists will be the first point of contact for the other party in relation to the areas of responsibility listed in the Contact List. SB and ICN shall ensure that such employees are given all authority and resources necessary to ensure that they are able to fulfil such role effectively. SB and ICN shall each notify the other party without delay of any amendments to their Contact List.

         16.6 NEW APPLICATIONS: If ICN wishes to apply for a new Product Licence in respect of a Product in a country within the Global Disposal Area where there is at the date hereof no SB Product Licence, SB shall, to the extent it is in possession of the relevant information, allow ICN access to such marketing authorisations for other countries held in the name of SB or its Affiliates as may reasonably be required by ICN to support such new application. If ICN intends to start to exploit an Additional Trade Mark or a Warranted CEE Trade Mark it shall give SB 30 days' notice prior to commencing such exploitation. If during such 30 day period SB notifies ICN that such Additional Trade Mark or Warranted CEE Trade Mark cannot be exploited due to the existence of third party rights or otherwise, the parties will work together in good faith to resolve the issue and ICN shall not exploit such Trade Mark until the issue has been resolved.

17.      CONFIDENTIALITY

         17.1 ICN undertakes to SB and SB undertakes to ICN that they shall (and shall procure that their employees shall) keep confidential and not disclose or use for any purpose, other than the purpose for which the same may have been provided to it, any information which it may have acquired from the other party or in relation to the activities of the other.

         17.2     The obligations under this Clause 17 shall not apply:

                  17.2.1 to the extent that the relevant information enters the public domain other than by virtue of a breach of this Clause 17;

                  17.2.2 to the extent that disclosure is required to comply with any applicable legal or regulatory requirements;

                  17.2.3 to the extent that the relevant information is disclosed by a third party entitled to do so.

         17.3 The obligations contained in this Clause 17 shall survive Completion or termination of this Agreement.

18.      COSTS

         Except as otherwise expressly provided in this Agreement, each party shall pay its own costs of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement and of all of the documents referred to in it.

19.      LIMITATIONS OF LIABILITY

         19.1 Notwithstanding anything to the contrary contained in this agreement, SB will not be liable for any ICN Claims:

                  19.1.1 to the extent to which the ICN Claim is a result of or in consequence of any voluntary act, omission, transaction or arrangement of or on behalf of ICN after Completion or is the result of any matter or thing done or omitted to be done in accordance with this Agreement or otherwise at the request of or with the approval of ICN;

                  19.1.2 where an ICN Claim is a result of or in respect of, or where the ICN Claim arises from, any act, matter, omission, transaction or circumstance which would not have occurred but for any legislation not in force on the Completion Date or any change after the Completion Date of any law or administrative practice of any Governmental Agency, including any such legislation or change which takes effect retrospectively;

                  19.1.3 to the extent that the circumstances giving rise to the ICN Claim are fairly disclosed in or pursuant to this Agreement or any of the Schedules hereto or the Disclosure Schedule.

                  19.1.4      unless:

                            (a) ICN has given timely notice to SB of any act or circumstances of which it has become aware and which gives or may give rise to an ICN Claim and has afforded SB a four (4) week period from the giving of that notice to investigate the same (at SB's expense), even though it may not at the date of notice give rise to any liability on the part of SB, provided that the failure by ICN to comply with the provisions of this sub-Clause
                                   19.1.4(a) shall only exonerate SB to the extent such failure causes actual prejudice to SB;

                            (b) ICN has in any event given written notice to SB setting out specific details of the ICN Claim within the following time limits:

                                       (i)       in respect of Product Liability
                                                 Claims, within 5 years after
                                                 the Completion Date;

                                       (ii)      in  respect  of ICN  Claims for
                                                 indemnity    in   relation   to
                                                 taxation   liabilities  arising
                                                 out  of  the   conduct  of  the
                                                 Business     prior    to    the
                                                 Completion   Date,   within   3
                                                 months  following the expiry of
                                                 the  statutory  time  limit for
                                                 the bringing of a claim against
                                                 ICN  in  respect  of  the  same
                                                 matter by the  relevant  taxing
                                                 authority in the absence of any
                                                 extension  to such  time  limit
                                                 agreed   between   the   taxing
                                                 authority and ICN;

                                       (iii)     in  respect  of any  other  ICN
                                                 Claim,  within 18 months  after
                                                 the Completion Date.

                              (c) within 12 months after the giving of written notice under sub-clause 19.1.3(b), the ICN Claim has been admitted or satisfied by SB, settled between SB and ICN, or ICN has instituted and served legal proceedings in relation to the ICN Claim;

                  19.1.5 except as provided in sub-Clause 19.3, unless the amount finally awarded or agreed as being payable in respect of the ICN Claim is not less than L20,000 (twenty thousand pounds);

         19.2 The maximum aggregate amount recoverable by ICN from SB in respect of all ICN Claims except Product Liability Claims is US$23,000,000 (twenty three million dollars). The amount recoverable in respect of Product Liability Claims shall be unlimited.

         19.3 In respect of any ICN Claim in respect of any Warranted CEE Trade Mark or Warranted CEE Product Licence:

                  19.3.1 sub-Clause 19.1.5 (minimum claim threshold) shall not apply to the ICN claim; but

                  19.3.2 the maximum aggregate amount recoverable by ICN in relation to any individual Warranted CEE Trade Mark or Warranted CEE Product Licence shall be 2,000 (two thousand pounds).

         19.4 Notwithstanding anything to the contrary contained in this agreement, to the extent that ICN Claims are for or in respect of any loss of sales, loss of profit, loss of market or loss of market share, SB shall not be liable for any such loss in respect of a particular Product in a particular country in excess of twice the 1997 sales of that Product in that country, as such sales are stated in Column A of the Sales and Gross Margin Statement.

         19.5 ICN must reimburse SB for amounts paid by SB to ICN in respect of any ICN Claim to the extent to which the amount is recovered by ICN from any third party, including but not limited to suppliers, manufacturers or insurers.

         19.6   (i)  Prior  to  the  close  of trading on the  Principal  Market on the last Trading Day before the Settlement Period, SB may, at its option, satisfy all or part of its liability to ICN for any ICN Claim by transferring to ICN shares of Preferred Stock or Remaining Shares, which shall have a value equal to the product of (A) the number of such Remaining Shares delivered to ICN or the number of shares of Common Stock into which such shares of Preferred Stock are convertible, as the case may be, and (B) the price per share of Common Stock that is the linear interpolation (straight line) between the Original Price and the Final Guaranteed Price for the date of such delivery.

              (ii) On or after the Final Guarantee Date, SB may, at its option, satisfy all or part of its liability to ICN for any ICN Claim by transferring to ICN shares of Preferred Stock or Remaining Shares, which shall have a value equal to the product of (A) the number of such Remaining Shares delivered to ICN or the number of shares of Common Stock into which such shares of Preferred Stock delivered to ICN are convertible, as the case may be, and (B) the Final Guaranteed Price.

20.      THIRD PARTY CLAIMS

         20.1 If any claim, demand, action or proceeding is made or instituted against one of the parties hereto ("Claimant") in respect of which the Claimant may seek to make any claim under this Agreement against the other party (the "Indemnifying Party") ("Third Party Claim"), the following procedure applies:

                  20.1.1 The Claimant must give prompt written notice of the Third Party Claim to the Indemnifying Party and must ensure that it consults with the Indemnifying Party concerning the Third Party Claim;

                  20.1.2 the Claimant must not admit, compromise, settle or pay any Third Party Claim or take any other steps which may in any way prejudice the defence or challenge thereof without the prior written consent of the Indemnifying Party except as may be reasonably required in order to prevent any judgement against the Claimant;

                  20.1.3 the Claimant must permit the Indemnifying Party at the Indemnifying Party's expense to take such action in the name of the Claimant to defend or otherwise settle the Third Party Claim as the Indemnifying Party may reasonably require;

                  20.1.4 the Claimant must ensure that the Indemnifying Party and its representatives are given access to such of the documents and records of the Claimant as may be reasonably required by the Indemnifying Party in relation to any action taken or proposed to be taken by the Indemnifying Party under Clause 20.1.3; and

                  20.1.5 the Claimant must ensure it does not do or cause to be done anything in relation to the Third Party Claim which compromises or prejudices the Indemnifying Party's rights under this Clause 20.1 to the extent such failure to comply causes actual prejudice to the Indemnifying Party.

         20.2 the Indemnifying Party is not liable to the Claimant for any Claim arising from a Third Party Claim in respect of which the Claimant does not comply with Clause 20.1 to the extent such failure to comply causes actual prejudice to the Indemnifying Party.

21.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

22.      FURTHER ASSISTANCE

         At any time after Completion each party shall at its own expense (save as otherwise provided in this Agreement) do and execute, or procure to be done and executed, all necessary acts, deeds, documents and things reasonably within its power, to give effect to this Agreement.

23.      GENERAL

         23.1 No variation of this Agreement or any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties.

         23.2 The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

         23.3     The  invalidity,   illegality  or   unenforceability   of  any
                  provision of this Agreement shall not affect or impair the continuation in force of the remainder of this Agreement.

         23.4 Except to the extent that they have been performed and except as expressly provided in this Agreement the warranties, indemnities, undertakings and obligations contained in this Agreement shall remain in full force and effect notwithstanding Completion.

         23.5 This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. ICN acknowledges that it has not been induced to enter into this Agreement and, so far as is permitted by law and except in the case of fraud, hereby waives any remedy in respect of any warranties, representations and undertakings not expressly incorporated into this Agreement.

         23.6 So far as permitted by law and except in the case of fraud, the parties agree and acknowledge that the only right and remedy which shall be available to ICN in connection with or arising out of or related to any of the statements contained in Clause 12 (Representations and Warranties of SB) shall be damages in contract for breach of this Agreement and not rescission of this Agreement, or damages in tort or under statute (whether under the Misrepresentation Act 1967 or otherwise), or any other remedy.

         23.7 Each party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of sub-Clauses
                  23.5 and 23.6, and agrees, having considered the terms of sub-Clauses 23.5 and 23.6 and the Agreement as a whole, that the provisions of sub-Clauses 23.5 and 23.6 are fair and reasonable.

         23.8 The parties agree to execute and keep the original and executed counterparts of this Agreement, the Master Trademark Assignment, the Master Transition Distribution Agreement, the Master Transition Manufacturing Agreement, and the Patent Assignment outside the United Kingdom at all times.

         23.9 Any cash payments required to be made to SB or an Affiliate of SB pursuant to this Agreement shall be made by wire transfer or such other method as SB may direct into a bank account situated outside the United Kingdom as specified by SB.

24.      ASSIGNMENT

         24.1 This Agreement shall not be assigned or transferred by either party (except to one or more of its Affiliates) without the prior written consent of the other party.

         24.2 No attempted assignment shall relieve the assigning party of any of its obligations hereunder without the prior written consent of the other party.

25.      NOTICES

         Any notice or other communication to be given or to be delivered to either party shall be in writing and delivered personally or sent by first class pre-paid postage, or if sent overseas, by airmail or if sent by facsimile transmission to the facsimile number below for the party to whom it is to be sent, provided that it is confirmed by notice sent by the same manner of post as is required of this Clause 25:

         25.1 in the case of SB to: One New Horizons Court, Brentford, Middlesex TW8 9EP; Fax No: +44-181-975-2040; attention of General Counsel.

         25.2 in the case of ICN to: 3300 Hyland Avenue, Costa Mesa, California 92626, USA; Fax No.: 1-714-641-7274; attention of General Counsel.

         Or such other address or facsimile number as shall be notified by such party in writing to the other. Any notice so given shall be deemed received if delivered personally or if sent by first class post at the time of delivery and if sent by facsimile as soon as the transmission is confirmed to the sender and provided such facsimile is followed by first class pre-paid postage.

26.      GOVERNING LAW AND JURISDICTION

         This Agreement is governed by and shall be construed in accordance with English Law and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of the State of New York.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the date first written above.


SIGNED BY CHRISTOPHER JOHN BARON/     )
JAMES STEPHEN CROOKES                 )
ACTING UNDER A POWER OF ATTORNEY      )
FOR AND ON BEHALF  OF                 )
SMITHKLINE BEECHAM p.l.c.             )






ICN PHARMACEUTICALS, INC.


By:       /s/ Bill A. MacDonald
         Name:  Bill A. MacDonald
         Title: Executive Vice President

                     SCHEDULE ONE: PRODUCTS AND TERRITORIES

                         SCHEDULE TWO: PRODUCT LICENCES

                           SCHEDULE THREE: TRADE MARKS

                        SCHEDULE FOUR: BUSINESS CONTRACTS

             SCHEDULE FIVE: MASTER TRANSITION DISTRIBUTION AGREEMENT

             SCHEDULE SIX: MASTER TRANSITION MANUFACTURING AGREEMENT

                  SCHEDULE SEVEN: MASTER TRADE MARK ASSIGNMENT


                          MASTER TRADE MARK ASSIGNMENT

THIS ASSIGNMENT  is made the                     day of                 1998
BETWEEN:

1. SMITHKLINE BEECHAM p.l.c., a company incorporated in England and Wales whose registered office is at One New Horizons Court, Brentford, Middlesex TW8 9EP, United Kingdom ("SB"); and

2 ICN PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Delaware in the United States of America whose registered office is at 3300 Hyland Avenue, Costa Mesa, California 92626, USA ("ICN").

WHEREAS:-

(A) SB or an Affiliate of SB is the proprietor of the trade marks (the "Trade Marks") registered in the various jurisdictions set out in the Schedule hereto short particulars of which are set out in that Schedule.

(B) Pursuant to an Agreement dated 24 February 1998 for the sale and purchase of a portfolio of pharmaceutical, OTC and consumer healthcare products (the "Agreement"), SB has agreed to assign or procure the assignment of the Trade Marks to ICN.

IT IS AGREED as follows:

1. In pursuance of the Agreement and in consideration of the aggregate sum of $21,480,000 (forming part of, and being satisfied in full by the payment of, the consideration under Clause 5 of the Agreement, and the receipt of which sum is hereby acknowledged by SB) SB hereby assigns and undertakes to procure that the registered proprietor of each Trade Mark assigns unto ICN ALL THAT:-

         i) right title and interest of the registered proprietor in and to each Trade Mark together with the goodwill of the business represented and symbolised by each Trade Mark in the product in respect of which such Trade Mark is registered; and

         ii) all of the rights powers liberties and immunities conferred on SB by registration of any given Trade Mark including the right to sue for damages and other remedies in respect of any infringement of the Trade Marks which may have occurred prior to the date hereof.

         TO HOLD UNTO ICN for its own use and benefit absolutely.

2. SB agrees (at ICN's expense) to execute or to procure the execution of all such documents forms and authorisations and to depose to or swear (or procure the deposition to or swearing of) any declaration or oath as may be required by the relevant local Trade Mark Registries or by any other competent authority for vesting the full right title and interest in the Trade Marks in ICN, provided that the preparation of all relevant documents shall be carried out by ICN at its expense.

3. Within 6 months of the date hereof, SB shall make available to ICN for collection all SB's files relating to the Trade Mark applications and registrations, or where impracticable, permit ICN reasonable access at reasonable times to such files upon giving reasonable notice.

4. This Assignment is governed by and shall be construed in accordance with English Law and the parties hereto submit to the exclusive jurisdiction of the courts of the State of New York.

                                    SCHEDULE
                                 The Trade Marks

[Schedule Three to the Agreement to be inserted here]


IN WITNESS whereof this Assignment has been executed by the parties on the date first above written.

SIGNED BY CHRISTOPHER JOHN BARON/                )
JAMES STEPHEN CROOKES                                      )
ACTING UNDER A POWER OF ATTORNEY                 )
FOR AND ON BEHALF  OF                                      )
SMITHKLINE BEECHAM p.l.c.                                  )

ICN PHARMACEUTICALS, INC.


By:
         Name:
         Title:

               SCHEDULE EIGHT: STANDARD FORM ASSIGNMENT DOCUMENTS


1.       Assignment of Goodwill

2.       Assignment of Packaging Rights

3.       Assignment of Trade Marks (including Goodwill)

4.       Assignment of Patent

                             ASSIGNMENT OF GOODWILL

THIS ASSIGNMENT is made on the          day of                 1998

BETWEEN:

(1) SMITHKLINE BEECHAM p.l.c., a company incorporated in England and Wales whose registered office is at One New Horizons Court, Brentford, Middlesex, TW8 9EP, United Kingdom ("SB"); and

(2) ICN PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Delaware in the United States of America whose registered office is at 3300 Hyland Avenue, Costa Mesa, California 92626, USA ("ICN").

WHEREAS:-

(A) The parties have entered into an agreement for the sale and purchase of a portfolio of pharmaceutical, OTC and consumer healthcare products dated [ ] (the "Agreement").

(B) SB wishes to assign the Goodwill (as defined in the Agreement) to ICN pursuant to the Agreement.

IT IS AGREED as follows:-

1.       ASSIGNMENT

         In consideration of the aggregate sum of $20,000,000 (forming part of, and being satisfied in full by the payment of, the consideration under Clause 5 of the Agreement, and in respect of which sum SB acknowledges receipt) SB with full title guarantee subject to matters disclosed in or pursuant to the Agreement in accordance with its terms hereby assigns unto ICN all that Goodwill to hold the same unto ICN for its own use and benefit absolutely.

2.       FURTHER ASSURANCE

         SB undertakes at the request and expense of ICN to do and execute or procure to be done and executed all necessary acts, deeds, documents and things to give effect to this Assignment and to secure the vesting in ICN of the Goodwill free from all liens, charges, options or encumbrances or adverse interests of any kind save to the extent any existing liens, charges, options, encumbrances or adverse interests have been disclosed to ICN in the Disclosure Schedule to the Agreement in accordance with its terms.

3.       GOVERNING LAW

         This Assignment is to be governed by and shall be construed in accordance with English Law and the parties hereto submit to the exclusive jurisdiction of the courts of the State of New York.

IN WITNESS whereof this Assignment has been executed by the parties on the date first above written.

SIGNED BY CHRISTOPHER JOHN BARON/                )
JAMES STEPHEN CROOKES                                      )
ACTING UNDER A POWER OF ATTORNEY                 )
FOR AND ON BEHALF  OF                                      )
SMITHKLINE BEECHAM p.l.c.                                  )






ICN PHARMACEUTICALS, INC.


By:
         Name:
         Title:

                         ASSIGNMENT OF PACKAGING RIGHTS

THIS ASSIGNMENT is made on the           day of                 1998

BETWEEN:

(1) SMITHKLINE BEECHAM p.l.c., a company incorporated in England and Wales whose registered office is at One New Horizons Court, Brentford, Middlesex TW8 9EP, United Kingdom, ("SB"); and

(2) ICN PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Delaware in the United States of America whose registered office is at 3300 Hyland Avenue, Costa Mesa, California 92626, USA ("ICN").

WHEREAS:-

(A) The parties have entered into an Agreement for the sale and purchase of a portfolio of pharmaceutical, OTC and consumer healthcare products dated [ ] (the "Agreement").

(B) SB wishes to assign the Packaging Rights (as defined in the Agreement and subject to the restrictions and reservations contained therein) to ICN pursuant to the Agreement.

IT IS AGREED as follows:-

1.       ASSIGNMENT

         In consideration of the payment by ICN to SB of the sum of $3,000 (forming part of, and being satisfied in full by the payment of, the consideration under Clause 5 of the Agreement, and the receipt of which sum is hereby acknowledged by SB) SB with full title guarantee subject to matters disclosed in or pursuant to the Agreement in accordance with its terms hereby assigns to ICN all right title and interest in and to the Packaging Rights subject to the restrictions and reservations contained in the Agreement together with all statutory and common law rights powers benefits and rights of action appertaining to the same including the right to claim damages and other remedies in respect of past infringement and any other unlawful acts relating to the Packaging Rights TO HOLD the same unto ICN for its own use and benefit absolutely.

2.       FURTHER ASSURANCE

         SB undertakes at the request and expense of ICN to do and execute or procure to be done and executed all necessary acts, deeds, documents and things to give effect to this Assignment.

3.       GOVERNING LAW

         This Assignment is to be governed by and shall be construed in accordance with English Law and the parties hereto submit to the exclusive jurisdiction of the courts of the State of New York.

IN WITNESS whereof this Assignment has been executed by the parties on the date first above written.

SIGNED BY CHRISTOPHER JOHN BARON/                )
JAMES STEPHEN CROOKES                                      )
ACTING UNDER A POWER OF ATTORNEY                 )
FOR AND ON BEHALF  OF                                      )
SMITHKLINE BEECHAM p.l.c.                                  )






ICN PHARMACEUTICALS, INC.


By:
         Name:
         Title:

                            ASSIGNMENT OF TRADE MARKS

THIS ASSIGNMENT  is made the            day of                199

BETWEEN:

(1)      [SB/RELEVANT AFFILIATE],  a company incorporated in [         ]
         whose registered office is at[     ] ("the Assignor"); and

(2) ICN PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Delaware in the United States of America whose registered office is at 3300 Hyland Avenue, Costa Mesa, California 92626, USA ("ICN").

WHEREAS:-

(A) The Assignor is the proprietor of the trade marks (the "Trade Marks") registered in the various jurisdictions set out in the Schedule hereto short particulars of which are set out in that Schedule.

(B) Pursuant to an Agreement dated 24 February, 1998 for the sale and purchase of a portfolio of pharmaceutical, OTC and consumer healthcare products (the "Agreement"), the Assignor has agreed to assign the Trade Marks to ICN.

IT IS AGREED as follows:

1. In pursuance of the said Agreement and in consideration of the aggregate sum of [*****] (forming part of, and being satisfied in full by the payment of, the consideration under Clause 5 of the Agreement, receipt of which sum is hereby acknowledged by the Assignor) the Assignor as registered proprietor of the Trade Marks hereby assigns unto ICN ALL THAT:-

         i) right title and interest of the Assignor in and to the Trade Marks together with the goodwill of the business represented and symbolised by the Trade Marks in the products in respect of which the Trade Marks are registered; and

         ii) all of the rights powers liberties and immunities conferred on the Assignor by registration including the right to sue for damages and other remedies in respect of any infringement of the Trade Marks which may have occurred prior to the date hereof.

         TO HOLD UNTO ICN for its own use and benefit absolutely.

2. The Assignor agrees (at ICN's expense) to execute or to procure the execution of all such documents forms and authorisations and to depose to or swear (or procure the deposition to or swearing of) any declaration or oath as may be required by the relevant local Trade Mark Registries or by any other competent authority for vesting the full right title and interest in the Trade Marks in ICN, provided that the preparation of all relevant documents shall be carried out by ICN at its expense.

3. Within 6 months of the date hereof the Assignor shall make available to the Assignee for collection all the Assignor's files relating to each of the Trade Mark applications and registrations, or where impracticable, permit the Assignee reasonable access at reasonable times to such files upon giving reasonable notice.

4. This Assignment is governed by and shall be construed in accordance with English Law and the parties hereto submit to the exclusive jurisdiction of the courts of the State of New York.

                                    SCHEDULE
                                 The Trade Marks


TRADE MARKS     REGISTERED OWNER       REGISTRATION NO.       REGISTRATION DATE

IN WITNESS whereof this Assignment has been executed by the parties on the date first above written.

SIGNED BY __________________________
DULY AUTHORISED
FOR AND ON BEHALF OF SB/AFFILIATE




ICN PHARMACEUTICALS, INC.


By:
         Name:
         Title:

                              ASSIGNMENT OF PATENTS

THIS PATENT ASSIGNMENT is made the            day of                1998

BETWEEN

(1) SMITHKLINE BEECHAM plc, a company incorporated in England and Wales whose registered office is at One New Horizons Court, Brentford, Middlesex TW8 9EP, United Kingdom ("SB"); and

(2) ICN PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Delaware in the United States of America whose registered office is at 3300 Hyland Avenue, Costa Mesa, California 92626, USA ("ICN").

WHEREAS:

SB or an Affiliate of SB is the registered proprietor of the Patents and has, by virtue of an agreement for the sale and purchase of a portfolio of pharmaceutical, OTC and consumer healthcare products dated 24 February, 1998 and made between SB and ICN (the "Agreement"), agreed to assign or procure the assignment to ICN of the Patents (as defined below).

IT IS AGREED as follows:-

1.       DEFINITIONS

         The following terms shall have the following meanings:

         "Affiliate" shall have the meaning given to it in the Agreement;

         "Patents" means the patents as described in Schedule 1 attached hereto.

2.       ASSIGNMENT

         Pursuant to the Agreement, SB with full title guarantee subject to matters disclosed in or pursuant to the Agreement in accordance with its terms and in consideration of the sum of $10,000 (forming part of, and being satisfied in full by the payment of, the consideration under Clause 5 of the Agreement, receipt of which sum SB hereby acknowledges) assigns to ICN and undertakes to procure that the registered proprietors of the Patents shall assign by entering into an assignment on request by ICN in equivalent form as required by the laws of the relevant jurisdiction to this Assignment in favour of ICN, at no further cost or expense to ICN all of its respective rights and title in and to the Patents (including the right to bring proceedings for infringement prior to the date hereof) to hold unto ICN absolutely.

3.       MISCELLANEOUS

         3.1        SB  shall  have  the  right  to  be   informed   and  assume
                    responsibility for any of the Patents which ICN intends to abandon or otherwise cause or allow to be forfeited.

         3.2 SB shall deliver to ICNSB's files relating to each of the Patents and the Patent Applications no later than 6 months after the date hereof.

4.       FURTHER ASSURANCE

         ICN will at its own expense prepare and record any further document that may be required to enable it to become registered in the relevant Registers of Patents as the proprietor of the Patents. SB will at the request and expense of ICN execute any such further documents (including without limitation forms of assignment and other documents of transfer) and do such further things that may be reasonably required from time to time.

5.       GOVERNING LAW AND JURISDICTION

         This Assignment is governed by and shall be construed in accordance with English law and the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York the day and year first before written


SIGNED BY CHRISTOPHER JOHN BARON/                )
JAMES STEPHEN CROOKES                            )
ACTING UNDER A POWER OF ATTORNEY                 )
FOR AND ON BEHALF  OF                            )
SMITHKLINE BEECHAM P.L.C.                        )





ICN PHARMACEUTICALS, INC.


By:     /s/ Bill A. MacDonald
       --------------------------------
         Name:  Bill A. MacDonald
         Title: Executive Vice President

                                    SCHEDULE
                                   THE PATENTS
COUNTRY  PATENT NO.       DESCRIPTION

Australia                 AU 591631               Metoclopramide
                                                  with sodium metabisulphate

Australia                 AU 623694               Metoclopramide
                                                  without sodium metabisulphate

New Zealand               212097                  Metoclopramide
                                                  with sodium metabisulphate

South Africa              85/3671                 Metoclopramide
                                                  with sodium metabisulphate

                     SCHEDULE NINE: FORM OF CUSTOMER LETTER

[To be typed on SB note paper]

Dear [name of customer contact]

It has recently been announced that ICN Pharmaceuticals, Inc., has purchased the following brands from us:

[LIST RELEVANT BRANDS]

There will be a transition period with both companies, and we will be doing everything possible to ensure a smooth transition.


I would like to thank you for the support you have given on these brands over the years, and if you have any queries on this sale please give me a call.



Yours sincerely

                     SCHEDULE TEN: LETTER OF CROSS REFERRAL


[MOH Authority]

[Date]

Dear Sirs

PRODUCT:  (  )   PRODUCT LICENCE NO:

By way of this letter [SB/relevant Affiliate] authorises [ICN/Affiliate] to make cross reference to the information contained in its Product licence ( ) in connection with the forthcoming Product licence application by [ICN/Affiliate].

However,  we would draw your attention to the fact that the above information is
confidential   and  should  not  be   disclosed   to  any  third  party   except
[ICN/Affiliate] without our formal written consent.

Yours faithfully,

for

[SB/Affiliate]

                         SCHEDULE ELEVEN: CONTACT LISTS

                 SCHEDULE TWELVE: REGISTRATION RIGHTS AGREEMENT


                                 SCHEDULE TWELVE

                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") dated as of February 24, 1998, is entered into by and between SMITHKLINE BEECHAM P.L.C., a company incorporated in England and Wales (hereinafter referred to as "SB") and ICN PHARMACEUTICALS, INC., a Delaware corporation (hereinafter referred to as "ICN").

                              W I T N E S S E T H:

          WHEREAS, ICN, as purchaser, and SB, as seller, have entered into that certain Sale and Purchase Agreement dated 24 February, 1998 (the "Purchase Agreement"), pursuant to which ICN agreed to purchase and SB agreed to sell certain assets of SB including certain pharmaceutical compounds owned by SB;

          WHEREAS, 821 shares of Series D Convertible Preferred Stock of ICN (the "Preferred Stock") initially convertible (subject to adjustments pursuant to the terms of the Certificate of Designation relating thereto) into 410,500 shares of Common Stock, $.01 par value, of ICN (the "Common Stock") are, concurrently herewith, being issued and delivered by ICN to SB upon the Completion of the transactions contemplated by the Purchase Agreement as part of the consideration for the transfer of assets from SB to ICN contemplated by the Purchase Agreement;

          WHEREAS, such shares of Preferred Stock delivered upon Closing and any Additional Shares of Preferred Stock delivered by ICN to SB at any time during the Registration Period are referred to herein as the "Shares";

          WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement.

          NOW THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, SB and ICN hereby agree as follows:

          1. RESTRICTIONS ON TRANSFER, REGISTRATION OF SHARES, ETC.

          1.1 CERTAIN DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the respective meanings given to such terms in the Purchase Agreement. As used in this Agreement:

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          The terms "Register," "Registered" and "Registration" shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          "Registrable Securities" shall mean any shares of Common Stock into which the Shares are convertible from time to time, any Additional Shares of Common Stock delivered by ICN to SB during the Registration Period in satisfaction of the Guaranteed Value for the Initial Guarantee date or the Final Guarantee date, any other shares of Common Stock otherwise delivered by ICN to SB in connection with the transactions contemplated by the Purchase Agreement and other securities issued with respect thereto upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

          "Registration Expenses" shall mean all expenses incurred by ICN or SB in compliance with Sections 1.5 and 1.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel, financial and other advisors for ICN or SB, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

          "Registration Period" shall mean the period of time commencing on the Completion Date and ending upon the fulfillment of all of ICN's obligations under the Purchase Agreement.

          "Registration Statement" shall mean the Shelf Registration Statement and any other Registration statement filed with the Commission by ICN pursuant to this Agreement.

          "Restricted Securities" shall mean the securities of ICN required to bear the legend set forth in Section 1.3 hereof.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel, financial and other advisors for SB.

          "Securities" shall mean the Shares and the Registrable Securities.

          "Shelf  Registration"  shall mean a Registration  effected pursuant to
Section 1.5 hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of ICN pursuant to the provisions of Section 1.5(a) hereof which covers not less than 700,000 Registrable Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, and amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          1.2 RESTRICTIONS ON TRANSFERABILITY. Any transfer of the Shares or the Registrable Securities shall be made in compliance with the provisions of the Act.

          1.3 RESTRICTIVE LEGEND. Each certificate representing (i) the Shares, or (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OTHER THAN IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE TRANSFER OF THIS SECURITY IS SUBJECT TO A SALE AND PURCHASE AGREEMENT DATED FEBRUARY 24, 1998, BETWEEN SMITHKLINE BEECHAM P.L.C. AND ICN PHARMACEUTICALS, INC.

As soon as practicable but not later than ten business days after ICN shall have received, at SB's option, either the opinion referred to in Section 1.4(i) or the "no-action" letter referred to in Section 1.4(ii) to the effect that any transfer by SB of the securities evidenced by such certificate will not violate the Act or any applicable state securities laws, ICN shall remove the foregoing legend from any certificate or issue to SB a new certificate for each certificate being replaced free of any transfer legend.

          1.4 NOTICE OF PROPOSED TRANSFERS. SB by acceptance of certificates representing Restricted Securities agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 1.5 and 1.6 hereof), SB shall give written notice to ICN of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficiently reasonable detail, and shall be accompanied (except in transactions in compliance with Rule 144) by, at SB's option, either
(i) a written opinion of legal counsel who shall be reasonably satisfactory to ICN, addressed to ICN and reasonably satisfactory in form and substance to ICN's counsel, to the effect that the proposed transfer of Restricted Securities may be effected without Registration, or (ii) a "no action" letter from the staff of the Commission to the effect that the distribution of such securities without Registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon SB shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by SB to ICN. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in
Section 1.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Act

          1.5 REGISTRATION.

          (a) SHELF REGISTRATION STATEMENT. ICN shall prepare and, not later than 60 days following the Closing Date, shall file with the Commission a Shelf Registration Statement pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission relating to the offer and sale of the Registrable Securities and thereafter shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Act.

          (b) ICN shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by SB until the expiration of the Registration Period. ICN shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the Registration Period if it voluntarily takes or neglects to take any action that would result in SB not being able to offer and sell such Registrable Securities during that period, unless such action or omission is (i) required by applicable law, or (ii) taken or omitted in good faith by ICN and results in the occurrence of an event described in Item 11(b) of Form S-3 under the Act, so long as ICN promptly thereafter complies with the requirements of Section 1.8(o) hereof, if applicable.

          (c) If during the Registration Period, ICN is obligated under the Purchase Agreement to deliver any Registrable Securities to SB, which Registrable Securities are not at that time covered by the Registration Statement, ICN shall, as soon as practicable after becoming obligated to deliver such Registrable Securities to SB: (i) file a post-effective amendment to the Shelf Registration Statement requesting Registration of the number of additional Registrable Securities as then required to meet its obligations under the Purchase Agreement up to the amount permitted under Rule 462(b)(3) of the Act; or (ii) if such amount is not sufficient to meet such obligations, prepare and, not later than 60 days following the time such obligations arise, file with the Commission and thereafter use its best efforts to cause to be declared effective under the Act another Shelf Registration Statement relating to the offer and sale of such Registrable Securities.

          (d) Any Registration Statement filed pursuant to this Agreement may, subject to the provisions of Section 1.5(e) below, include other securities of ICN, including its own securities and securities which are held by persons who, by virtue of agreements with ICN, are entitled to include their securities in any such registration.

          (e) UNDERWRITING. If SB intends to distribute any or all of the Registrable Securities by means of an underwritten offering, it shall so advise ICN. If holders of securities of ICN who are entitled, by contract with ICN, to have securities of ICN included in such an underwritten offering (the "Other Shareholders") request such inclusion, SB may offer to include all or any portion of the securities of such Other Shareholders in the underwriting as it may, in its sole discretion, determine and may condition such offer on the acceptance of such Other Shareholders of the further applicable provisions of this Section 1. ICN shall (together with SB and the Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by SB and reasonably acceptable to ICN. Notwithstanding any other provision of this Section 1.5, if:
(i) the number of Registrable Securities to be distributed by SB in aggregation with other securities of ICN to be distributed exceeds the number of Registrable Securities that may be distributed; or (ii) the managing underwriter advises SB in writing that the inclusion of the number of securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material and adverse effect on such offering (the "Maximum Offering Size"), ICN will include in such registration, in the following priority, up to the Maximum Offering Size, (1) all or a portion, as SB may determine in its sole discretion, of the Registrable Securities to be registered by SB or its Affiliates, (2) all securities requested to be included by Other Shareholders in proportion, as nearly as practicable, to the respective amounts of securities which were requested to be included by such Other Shareholders in such Registration Statement and (3) any securities proposed to be Registered by ICN. If SB or any Other Shareholder who has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such person may elect to have such person's securities withdrawn therefrom by written notice to ICN, the underwriter and SB. Any securities so withdrawn by such person, shall also be withdrawn from Registration.

          1.6 ICN  REGISTRATION.

          (a) If at any time during the Registration Period, ICN is obligated under the Purchase Agreement to deliver any Registrable Securities to SB, which Registrable Securities are not at that time covered by a Shelf Registration Statement, and ICN shall consider Registration of any of its securities, whether such securities are owned by ICN or by Other Holders, other than a registration relating solely to a Commission Rule 145 transaction, or a Registration on any registration form which does not permit secondary sales or does not include substantially as much information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, ICN will:
(i) promptly give to SB written notice thereof at least 20 days before the filing of any Registration Statement (which shall include a list of the jurisdictions in which ICN intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws); and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), such Registrable Securities which are not at that time covered by an effective Registration Statement and, if so requested by SB, include in any underwriting such number of Registrable Securities as shall be specified in a written request or requests, made by SB within fifteen (15) business days after receipt of the written notice from ICN described in clause (i) above, except (A) as set forth in Section 1.6(b) below, and (B) subject to Section 1.12. ICN shall not be required to include Registrable Securities in any such registration if, and to the extent, in the opinion of ICN's investment bankers, delivered to SB in writing, the inclusion of such Registrable Securities would exceed the Maximum Offering Size.

          (b) UNDERWRITING. If the Registration of which ICN gives notice is for a registered public offering involving an underwriting, ICN shall so advise SB as part of the written notice given pursuant to Section 1.6(a)(i). In such event the right of SB to Registration pursuant to this Section 1.6 shall be conditioned upon SB's participation in such underwriting and the inclusion of SB's Registrable Securities in the underwriting to the extent provided herein. SB, together with ICN and the Other Shareholders distributing their securities through such underwriting, if any, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by ICN or the Other Shareholders, as the case may be, with the prior approval of SB, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this
Section 1.6, if the underwriter determines that the inclusion of all the securities requested to be included would exceed the Maximum Offering Size, the underwriter may (subject to the allocation priority set forth below) exclude from such Registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. ICN shall so advise all holders of securities requesting Registration, and the number of securities that are entitled to be included in the Registration and underwriting shall be allocated in the following manner: The securities of ICN held by officers and directors of ICN shall be excluded from such Registration and if thereafter a further limitation on the number of securities is still required in order to reduce the number of securities to an amount less than the Maximum Offering Size, then the number of securities that may be included in the Registration and underwriting shall be allocated among SB and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such Registration at the time of filing the Registration Statement. If SB or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to ICN and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          1.7 EXPENSES OF REGISTRATION.

          All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 1 shall be borne by ICN, and all Selling Expenses (except fees and disbursements of counsel, which shall be borne by the party engaging such counsel) shall be borne by the holders of the securities so Registered pro rata on the basis of the number of their shares so Registered.

          1.8 REGISTRATION PROCEDURES.

          In the case of each  Registration  effected  by ICN  pursuant  to this
Section 1, ICN shall keep SB advised in writing as to the initiation of each Registration and as to the completion thereof. At its expense, ICN shall:

          (a) Keep such Registration effective for the Registration Period and in furtherance thereof, ICN shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such period;

          (b) Furnish to SB without charge, at any time during the Registration Period, such number of Prospectuses (including preliminary prospectuses) and other documents incident thereto, as the same shall be amended or supplemented from time to time, as SB from time to time may reasonably request and ICN consents to the use of any Prospectus or any amendment or supplement thereto by SB in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto;

          (c) Use its best efforts to Register or qualify the Registrable Securities covered by such Registration Statement under the securities or Blue Sky laws of such jurisdictions as the underwriter for such offering or SB may reasonably request; provided that ICN shall in no event be required to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be qualified, to amend its Restated Certificate of Incorporation, as amended, or to change the composition of its assets at the time to conform with the securities or Blue Sky laws of such jurisdictions, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Securities covered by the Registration Statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so;

          (d) Promptly notify SB of: (i) any stop order or the initiation of any stop order or similar proceeding by state or federal regulatory bodies and use its best efforts to expeditiously remove such stop order or similar proceeding;
(ii) the receipt by ICN of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the initiation of threatening of any proceedings for such purpose; or (iii) the happening of any event that requires the amendment of any Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);


          (e) Cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by ICN are then listed and, if not so listed, to be listed on the NASDAQ automated quotation system on which similar securities issued by ICN are listed;

          (f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of ICN's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

          (h) Prior to filing any Registration Statement, Prospectus or amendment with the Commission, provide SB copies of all information to be included therein concerning SB and give SB an opportunity to furnish corrections or other modifications to such information;

          (i) Upon the effectiveness of any Registration Statement hereunder, deliver to SB the opinion of the General Counsel of ICN to the effect that the Registration Statement has been declared effective and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statements has been issued and no proceeding for that purpose is pending or threatened by the Commission.

          (j) Ensure that: (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any Prospectus forming part of any Registration Statement and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

          (k) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

          (l) Cooperate with SB to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as SB may request prior to sales of Registrable Securities pursuant to such Registration Statement;

          (m) If requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement, such information as SB may reasonably determine should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (n) Enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the Registration or the disposition of the Registrable Securities and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 1.9; and

          (o) Upon the occurrence of the event contemplated by the last sentence of Section 1.5(b) above, ICN shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document and take any action necessary so that: (i) SB shall be able promptly thereafter to offer and sell Registrable Securities as if such an event had not occurred; and (ii) as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          1.9 INDEMNIFICATION.

          (a) ICN shall indemnify and hold harmless SB and each of its directors, officers, employees and agents and any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, SB, within the meaning of the Act or the Exchange Act, and any underwriter and each person who controls such underwriter within the meaning of the Act or the Exchange Act with respect to Registration, qualification or compliance effected pursuant to this Section 1, against all claims, losses, damages and liabilities (or actions in respect thereof), whether joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any
Prospectus, offering circular or other document, any related Registration Statement, notification or the like as originally filed or any amendment thereof or supplement thereto (collectively "Offering Documents") incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by ICN of the Act or the Exchange Act or any rule or regulation thereunder applicable to ICN and relating to action or inaction required of ICN in connection with any such Registration, qualification or compliance, and will reimburse any such indemnified party and its Affiliates as incurred for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claims, loss, damage, liability or action, provided that ICN will not be liable in any such case to indemnify any such indemnified party to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to ICN by such indemnified party and stated to be specifically for use therein. This indemnity will be in addition to any liability which ICN may otherwise be subject to.

          (b) SB shall, if Registrable Securities held by it are included in the securities as to which any Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify and hold harmless ICN and each of its directors, officers, employees and agents, and any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, ICN, within the meaning of the Act or the Exchange Act, any underwriter and each person who controls such underwriter, within the meaning of the Act or the Exchange Act with respect to Registration, qualification, or compliance effected pursuant to this Section 1, against all claims, losses, damages and liabilities (or actions in respect thereof) joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in that portion of any such Offering Documents relating to information concerning SB, which was furnished by SB to ICN in writing and stated to be specifically for use therein or any omission (or alleged omission) to state in such portion thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse any such indemnified party and its Affiliates as incurred for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Offering Documents in reliance upon and in conformity with written information furnished to ICN by SB and stated to be specifically for use therein, provided, however, that the obligations of SB hereunder shall not exceed an amount equal to the lesser of:
(i) the net proceeds to SB of Registrable Securities sold pursuant to such Offering Document, or (ii) the Guaranteed Value for the following Guarantee Date.

          (c) Each party entitled to indemnification under this Section 1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.9. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnified Party under Section 1.9(a) or 1.9(b) above in respect of any claim, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such claim in such proportion as is appropriate to reflect the relative benefits received by, and the relative fault of, the Indemnifying Party on the one hand and the Indemnified Party on the other from such offering of securities, as well as any other relevant equitable considerations, provided, however, that the obligations of SB hereunder shall be limited to an amount equal to the net proceeds to SB of securities sold as contemplated herein. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any such claim shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The provisions of this Section 1.9(d) shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any Indemnified Party and shall survive the transfer of the Registrable Securities by any such party.

          1.10 INFORMATION BY SB.

          SB shall furnish to ICN such information regarding SB and the distribution proposed by SB as ICN may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.11 RULE 144 REPORTING.

          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, ICN agrees to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by ICN under the Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and

          (c) So long as SB owns any Restricted Securities, furnish to SB forthwith upon request a written statement by ICN as to its compliance with the current reporting requirements of Rule 144, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of ICN and such other reports and documents so filed as SB may reasonably request in availing themselves of any rule or regulation of the Commission allowing SB to sell any such securities without Registration.

          1.12 "MARKET STAND-OFF" AGREEMENT.

          SB agrees, if reasonably requested by ICN and an underwriter of Common Stock (or other equity securities or securities convertible into equity securities) of ICN in connection with a firm commitment underwriting of a public offering, not to effect any public sale or distribution of any Common Stock (or other equity securities or securities convertible into equity securities) of ICN held by SB during such period as the managing underwriter and ICN shall agree (which period shall not exceed 90 days) after the effective date of a Registration Statement of ICN filed under the Act not including Restricted Securities, provided that all Other Shareholders and officers and directors of ICN enter into similar agreements. Such agreement shall be in writing in a form satisfactory to ICN and such underwriter. In the event that SB holds any Registrable Securities on the date which is 30 days prior to the Final Guarantee Date, the foregoing agreement shall not apply to the period of time commencing on such day and ending on the earlier of: (i) the 90th day following the Final Guarantee Date, or (ii) the expiration of the Registration Period. ICN agrees that if it offers or sells any securities of ICN in a public offering during the period mentioned in the preceding sentence, clause (ii)(B) of Section 1.6(a) and the fourth sentence of Section 1.6(b) shall not apply, and SB shall be permitted to include in any such public offering Registrable Securities as specified in a request pursuant to clause (ii) of paragraph 1.6.

          2. MISCELLANEOUS PROVISIONS

          2.1 AMENDMENT; WAIVER.

          Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver. No failure of either party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          2.2 NOTICES. (a) All notices and other communications required or permitted under this Agreement shall be in writing and mailed, faxed or delivered: (i) If to SB, to:

         Smithkline Beecham p.l.c,
         One New Horizons Court
         Brentford, Middlesex  TW89EP  England

         Attention:  General Counsel

                                            with a copy to:

                                            Cleary, Gottlieb, Steen & Hamilton
                                            One Liberty Plaza
                                            New York, New York 10006
                                            USA
                                            Attention: James Munsell
                                            Fax: (212) 225-3999

         (ii)     If ICN:

         ICN Pharmaceuticals, Inc.
         3300 Hyland Avenue
         Costa Mesa, California  92626   USA
         fax:  714-641-7206

         Attention:        General Counsel

          (b) All notices that are addressed as provided in this Section 2.2 (1) if delivered personally against proper receipt or by confirmed fax shall be effective upon delivery and (2) if delivered (A) by certified or registered mail with postage prepaid or (B) by Federal Express or similar courier service with courier fees paid by the sender shall be effective three business days following the date when mailed or couriered, as the case may be. Either party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

          2.3 ASSIGNMENT.

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights, interests and obligations of SB under this Agreement, including, without limitation, its rights to cause ICN to Register Registrable Securities granted to SB by ICN under Sections 1.5 and 1.6 may be transferred or assigned by SB to a transferee or assignee of SB; provided that ICN is given notice at the time of such transfer or assignment, stating the name and address of such transferee or assignee and identifying the securities with respect to which such Registration and other rights are being transferred or assigned; and provided, further, that the transferee or assignee shall agree to be bound by the terms of this Agreement; whereupon such transferee or assignee shall be SB for purposes of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or transferred by ICN without the prior written consent of SB.

          2.4 GOVERNING LAW.

          This Agreement and the agreements entered into in connection with the transaction contemplated by this Agreement are made subject to and shall be construed under the laws of the State of New York without giving effect to the principles of conflicts of law thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York State or federal court sitting in the City of New York, in the Borough of Manhattan, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of such action or proceeding.

          2.5  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          2.6 HEADINGS.

          The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

          2.7 ENTIRE AGREEMENT.

          This Agreement together with the Purchase Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties with respect thereto. There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

          2.8 SEVERABILITY.

          Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, as to be enforceable to the extent permitted under applicable law as it shall then exist.





         IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the date first above written.

"ICN"

ICN PHARMACEUTICALS, INC.


By:      ____________________________________
         Name:
         Title:

"SB"

SIGNED BY CHRISTOPHER JOHN BARON AND        )
JAMES STEPHEN CROOKES                       )
ACTING UNDER A POWER OF ATTORNEY            )
FOR AND ON BEHALF                           )
OF  SMITHKLINE BEECHAM p.l.c..              )


                  SCHEDULE THIRTEEN: CERTIFICATE OF DESIGNATION

               SCHEDULE FOURTEEN: SALES AND GROSS MARGIN STATEMENT

                SCHEDULE FIFTEEN: APPORTIONMENT OF CONSIDERATION